SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.    )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

W. R. BERKLEY CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

W. R. BERKLEY CORPORATION

475 Steamboat Road

Greenwich, Connecticut 06830

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 20, 2014

To The Stockholders of

W. R. BERKLEY CORPORATION:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of W. R. Berkley Corporation (the “Company”) will be held at its executive offices at 475 Steamboat Road, Greenwich, Connecticut, on Tuesday, May 20, 2014 at 1:00 p.m. for the following purposes:

(1)	To elect as directors to serve until their successors are duly elected and qualified the three nominees named in the accompanying proxy statement;
(2)	To approve the W. R. Berkley Corporation 2014 Long-Term Incentive Plan;
(3)	To consider and cast a non-binding advisory vote on a resolution approving the compensation of the Company’s named executive officers pursuant to the compensation disclosure rules of the Securities and Exchange Commission, or “say-on-pay” vote;
(4)	To ratify the appointment of KPMG LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2014; and
(5)	To consider and act upon any other matters which may properly come before the Annual Meeting or any adjournment thereof.

In accordance with the Company’s By-Laws, the Company’s Board of Directors has fixed the close of business on March 25, 2014 as the date for determining stockholders of record entitled to receive notice of, and to vote at, the Annual Meeting.

We are pleased to continue to take advantage of the Securities and Exchange Commission rule allowing companies to furnish proxy materials to stockholders over the Internet. We believe that this e-proxy process expedites our stockholders’ receipt of proxy materials, while also lowering the costs and reducing the environmental impact of our Annual Meeting. On April 7, 2014, we began mailing to our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our 2014 proxy statement and 2013 Annual Report and vote online.

Your attention is directed to the accompanying proxy statement. You are cordially invited to attend the Annual Meeting.

Your vote is important. Please vote as soon as possible by using the Internet or by telephone or, if you received a paper copy of the proxy card by mail, by dating, signing and returning the enclosed proxy card. Instructions for your voting options are described on the Notice of Internet Availability of Proxy Materials or proxy card.

By Order of the Board of Directors,

IRA S. LEDERMAN

Senior Vice President -

General Counsel and Secretary

Dated: April 7, 2014

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2014 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 20, 2014:

The Proxy Statement and the Company’s Annual Report for the year ended December 31, 2013 are available free of charge on the website at

www.proxyvote.com.

W. R. BERKLEY CORPORATION

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

May 20, 2014

Your proxy is being solicited on behalf of the Board of Directors of W. R. Berkley Corporation (the “Company”) for use at the Annual Meeting of Stockholders to be held at the executive offices of the Company, 475 Steamboat Road, Greenwich, Connecticut, on Tuesday, May 20, 2014 at 1:00 p.m. and at any adjournment thereof. On April 7, 2014, we began mailing to stockholders of record either a Notice of Internet Availability of Proxy Materials (“Notice”) or this proxy statement and proxy card and the Company’s Annual Report for the year ended December 31, 2013.

Why am I receiving this proxy statement and proxy card?

You have received these proxy materials because our Board of Directors is soliciting your proxy to vote your shares of our common stock at the Annual Meeting. This proxy statement describes issues on which we would like you to vote at our Annual Meeting. This proxy statement and the Annual Report also give you information on these issues so that you can make an informed decision.

Our Board of Directors has made this proxy statement, proxy card and Annual Report available to you on the Internet because you own shares of W. R. Berkley Corporation common stock, in addition to delivering printed versions of this proxy statement, proxy card and the Annual Report to certain stockholders by mail.

When you vote by using the Internet, by telephone or, if you received your proxy card by mail, by dating, signing and returning the proxy card, you appoint Eugene G. Ballard and Ira S. Lederman, and either of them, as your representatives at the Annual Meeting. They will vote your shares at the Annual Meeting as you have instructed them or, if an issue that is not on the proxy card comes up for vote, in accordance with their best judgment. This way, your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the Annual Meeting, we encourage you to vote in advance by using the Internet, by telephone or, if you received your proxy card by mail, by dating, signing and returning your proxy card.

Why did I receive a Notice of Internet Availability of Proxy Materials in the mail instead of a printed set of proxy materials?

Pursuant to rules adopted by the Securities and Exchange Commission (“SEC”), we are permitted to furnish our proxy materials over the Internet to our stockholders by delivering a Notice in the mail. We are sending the Notice to certain record stockholders. If you received a Notice by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the Notice instructs you on how to access and review this proxy statement and Annual Report over the Internet at www.proxyvote.com. The Notice also instructs you on how you may submit your proxy over the Internet. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting these materials contained in the Notice. Stockholders who receive a printed set of proxy materials will not receive the Notice, but may still access our proxy materials and submit their proxies over the Internet at www.proxyvote.com.

If you received a paper copy of this proxy statement by mail and you wish to receive a notice of availability of next year’s proxy statement either in paper form or electronically via e-mail, you can elect to receive a paper notice of availability by mail or an e-mail message that will provide a link to these documents on our website. By opting to receive the notice of availability and accessing your proxy materials online, you will save the Company the cost of producing and mailing documents to you, reduce the amount of mail you receive and help preserve environmental resources. Registered stockholders may elect to receive electronic proxy and Annual Report access or a paper notice of availability for future annual meetings by registering online at www.proxyvote.com. If you received electronic or paper notice of availability of these proxy materials and wish to receive paper delivery of a full set of future proxy materials, you may do so at the same location. Beneficial or “street name” stockholders who wish to elect one of these options may also do so at www.proxyvote.com.

Who is entitled to vote?

Holders of our common stock at the close of business on March 25, 2014 are entitled to vote. We refer to March 25, 2014 as the record date.

In accordance with Delaware law, a list of stockholders entitled to vote at the Annual Meeting will be available at the place of the Annual Meeting on May 20, 2014 and will be accessible for ten days prior to the meeting at our principal place of business, 475 Steamboat Road, Greenwich, Connecticut, between the hours of 9:00 a.m. and 5:00 p.m.

How do I vote?

Stockholders of record may vote by using the Internet, by telephone or, if you received a proxy card by mail, by mail as described below. Stockholders also may attend the meeting and vote in person. If you hold shares of our common stock through a bank or broker, please refer to your proxy card, Notice or other information forwarded by your bank or broker to see which voting options are available to you.

•

You may vote by using the Internet.    The address of the website for Internet voting is www.proxyvote.com. Internet voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on May 19, 2014. Easy to follow instructions allow you to vote your shares and confirm that your instructions have been properly recorded.

•

You may vote by telephone.    The toll-free telephone number is noted on your proxy card. Telephone voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on May 19, 2014. Easy to follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded.

•	You may vote by mail. If you received a proxy card by mail and choose to vote by mail, simply mark your proxy card, date and sign it, and return it in the postage-paid envelope.

The method you use to vote will not limit your right to vote at the Annual Meeting if you decide to attend in person. Written ballots will be provided to any stockholder of record as of the record date who wants to vote at the Annual Meeting. However, if you hold your shares in “street name,” you must obtain a proxy, executed in your favor, from the holder of record to be able to vote in person at the Annual Meeting.

What if I change my mind after I return my proxy?

You may revoke your proxy and change your vote at any time prior to voting of the shares represented by your proxy. You may do this by:

•	submitting a subsequent proxy by using the Internet, by telephone or by mail with a later date;

•	sending written notice of revocation to our Corporate Secretary at 475 Steamboat Road, Greenwich, Connecticut 06830; or

•	voting in person at the Annual Meeting.

Attendance at the Annual Meeting will not by itself revoke a proxy.

How are the votes counted?

Votes cast by proxy will be tabulated by Broadridge Financial Solutions, Inc. Votes cast in person at the Annual Meeting will be tabulated by the inspectors of election appointed at the Annual Meeting, who will also determine whether a quorum is present.

How many votes do you need to hold the Annual Meeting?

The holders of a majority of our common stock outstanding and entitled to vote who are present either in person or represented by proxy constitute a quorum for the Annual Meeting. The election inspector will treat abstentions and “broker non-votes” as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of any matter submitted. A “broker non-vote” is when a broker indicates on a proxy that it does not have discretionary authority as to certain shares to vote on a particular matter and has not received instructions from the beneficial owner with respect to that matter.

On what items am I voting?

You are being asked to vote on four items:

•

the election of three directors nominated by the Board of Directors and named in this proxy statement to hold office, for one of the nominees (Mr. Mark L. Shapiro), for a term of three years until the Annual Meeting of Stockholders in 2017, and for the other nominees (Dr. George G. Daly and Mr. Jack H. Nusbaum), for a term of one year until the Annual Meeting of Stockholders in 2015, in each case until their respective successors are duly elected and qualified;

•	the approval of the W. R. Berkley Corporation 2014 Long-Term Incentive Plan;

•

a resolution approving the compensation of the Company’s named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC, or “say-on-pay” vote, which vote shall be on a non-binding advisory basis; and

•	the ratification of the appointment of KPMG LLP as our independent registered public accountants for the fiscal year ending December 31, 2014.

How may I vote for the nominees for director, and how many votes must the nominees receive to be elected?

With respect to the election of nominees for director, you may:

•	vote FOR the election of the three nominees for director;

•	vote AGAINST one or more of the nominees and vote FOR the remaining nominees; or

•	ABSTAIN from voting for the three nominees.

The election of directors requires the affirmative vote of a majority of the votes cast at the Annual Meeting (i.e., that the number of shares voted “FOR” such director’s election exceeds the number of shares voted “AGAINST” that director’s election). If you abstain from voting, it will have no effect on the vote. If you hold shares of our common stock through a bank or broker, your bank or broker will vote your shares for you if you provide instructions on how to vote the shares. In the absence of instructions, however, banks and brokers do not have the authority to vote your shares for the election of directors. Accordingly, it is important that you provide voting instructions to your bank or broker, so that your shares may be voted in the election of directors.

What happens if a nominee for director is not reelected?

If a nominee for director is not reelected at the meeting by the required vote, he or she will remain in office until a successor is elected and qualified or until his or her earlier resignation or removal. The Company’s Corporate Governance Guidelines provide that, in the event that a director nominee is not reelected, (i) such director shall promptly tender his or her resignation in writing to the Board of Directors, subject to acceptance by the Board of Directors; and (ii) the Company’s Nominating and Corporate Governance Committee shall consider such resignation and recommend to the Board of Directors the action to be taken with respect to such resignation. Within 90 days following certification of the election results, the Board of Directors shall act on the tendered resignation. Under the Guidelines, if the resignation is not accepted by the Board of Directors, the Board of Directors will publicly disclose its reasons for not accepting the resignation, and the director will continue to serve until his or her successor is duly elected, or his or her earlier resignation or removal. If the director’s resignation is accepted by the Board of Directors, then the Board of Directors, in its sole discretion, may fill any resulting vacancy in accordance with the Company’s By-Laws.

What happens if a nominee is unable to serve if elected?

The persons designated as proxies reserve full discretion to cast votes for other persons in the event any such nominee is unable to serve. However, the Board of Directors has no reason to believe that any nominee will be unable to serve if elected. The proxies cannot be voted for a greater number of persons than the three named nominees.

How may I vote for the approval of the W. R. Berkley Corporation 2014 Long-Term Incentive Plan and how many votes must the proposal receive to pass?

With respect to the proposal to approve the W. R. Berkley Corporation 2014 Long-Term Incentive Plan, you may:

•	vote FOR the proposal;

•	vote AGAINST the proposal; or

•	ABSTAIN from voting on the proposal.

The approval of the W. R. Berkley Corporation 2014 Long-Term Incentive Plan requires the affirmative vote of a majority of the votes that could be cast at the Annual Meeting by the holders who are present in person or by proxy to pass. If you abstain from voting on the proposal, it will have the same effect as a vote against the proposal.

As with the vote for nominees for director described above, if you hold shares of our common stock through a bank or broker, your bank or broker will vote your shares for you only if you provide instructions on how to vote the shares. In the absence of instructions, however, banks and brokers do not have the authority to vote your shares for the proposal regarding the approval of the W. R. Berkley Corporation 2014 Long-Term Incentive Plan. Accordingly, it is important that you provide voting instructions to your bank or broker so that your shares may be voted in the proposal regarding the W. R. Berkley Corporation 2014 Long-Term Incentive Plan.

How may I vote for the say-on-pay proposal?

With respect to the say-on-pay vote, you may, on a non-binding advisory basis:

•	vote FOR the adoption of the resolution approving, on a non-binding advisory basis, the compensation of the Company’s named executive officers;

•	vote AGAINST the adoption of the resolution approving, on a non-binding advisory basis, the compensation of the Company’s named executive officers; or

•	ABSTAIN from voting on the resolution.

The approval of the resolution approving the compensation of the Company’s named executive officers, on a non-binding advisory basis, requires the affirmative vote of a majority of the votes that could be cast at the Annual Meeting by the holders who are present in person or by proxy to pass. If you abstain from voting on the proposal, it will have the same effect as a vote against the proposal.

As with the vote for nominees for director and approval of the W. R. Berkley Corporation 2014 Long-Term Incentive Plan described above, if you hold shares of our common stock through a bank or broker, your bank or broker will vote your shares for you only if you provide instructions on how to vote the shares. In the absence of instructions, however, banks and brokers do not have the authority to vote your shares for the say-on-pay proposal. Accordingly, it is important that you provide voting instructions to your bank or broker so that your shares may be voted in the say-on-pay proposal.

How may I vote for the ratification of the appointment of our independent registered public accountants, and how many votes must the proposal receive to pass?

With respect to the proposal to ratify the appointment of our independent registered public accountants, you may:

•	vote FOR the proposal;

•	vote AGAINST the proposal; or

•	ABSTAIN from voting on the proposal.

The ratification of the appointment of our independent registered public accountants must receive the affirmative vote of a majority of the votes that could be cast at the Annual Meeting by the holders who are present in person or by proxy to pass. If you abstain from voting on the proposal, it will have the same effect as a vote against the proposal.

If you hold shares of our common stock through a bank or broker, your bank or broker will vote your shares for you if you provide instructions on how to vote the shares. However, unlike with the other proposals in this proxy statement, absent instructions from you, banks and brokers do have the authority to vote your shares with respect to the ratification and appointment of our independent registered public accountants and may do so in their discretion.

How does the Board of Directors recommend that I vote?

The Board of Directors recommends a vote:

•	FOR all three director nominees;

•	FOR the approval of the W. R. Berkley Corporation 2014 Long-Term Incentive Plan;

•	FOR the resolution approving, on a non-binding advisory basis, the compensation of the Company’s named executive officers; and

•	FOR the ratification of the appointment of our independent registered public accountants.

What happens if I sign and return my proxy card but do not provide voting instructions?

If you return a signed card but do not provide voting instructions, your shares will be voted FOR all three director nominees, FOR the approval of the W. R. Berkley Corporation 2014 Long-Term Incentive Plan, FOR the resolution approving the compensation of the Company’s named executive officers on a non-binding advisory basis and FOR the ratification of the appointment of our independent registered public accountants.

Will my shares be voted if I do not vote by using the Internet, by telephone or by signing and returning my proxy card?

If you own shares of our common stock and you do not vote by using the Internet, by telephone or, if you received a proxy card by mail, by signing and returning your proxy card by mail, then your shares will not be voted and will not count in deciding non-routine matters presented for stockholder consideration at the Annual Meeting.

If your shares of our common stock are held in street name through a bank or broker, your bank or broker may vote your shares under certain limited circumstances if you do not provide voting instructions before the Annual Meeting, in accordance with the New York Stock Exchange (“NYSE”) rules that govern the banks and brokers. These circumstances include voting your shares on “routine matters,” such as the ratification of the appointment of our independent registered public accounting firm described in this proxy statement. With respect to this proposal, therefore, if you do not vote your shares, your bank or broker may vote your shares on your behalf or leave your shares unvoted.

The election of directors, the approval of the W. R. Berkley Corporation 2014 Long-Term Incentive Plan and the proposal regarding the say-on-pay are not considered routine matters under NYSE rules relating to voting by banks and brokers. Accordingly, if a bank or brokerage firm has not received voting instructions from the beneficial owner of the shares with respect to these proposals, the brokerage firm cannot vote the shares on that matter. These “broker non-votes” that are represented at the Annual Meeting will be counted for purposes of establishing a quorum, but not for determining the number of shares voted for or against the non-routine matters.

We encourage you to provide instructions to your bank or brokerage firm by voting your proxy. This action ensures your shares will be voted at the meeting in accordance with your wishes.

What do I need to show to attend the Annual Meeting in person?

You will need proof of your share ownership (such as a recent brokerage statement or letter from your broker showing that you owned shares of W. R. Berkley Corporation common stock as of the close of business on March 25, 2014) and a valid form of photo identification. If you do not have proof of ownership and valid photo identification, you may not be admitted to the Annual Meeting.

Who pays for the solicitation of proxies and how are they solicited?

Proxies are being solicited on behalf of our Board of Directors. The expense of the solicitation of the proxies on behalf of the Board of Directors will be paid by the Company. The Company has engaged Okapi Partners LLC to assist in the solicitation of proxies from stockholders for a fee estimated at $8,000, plus expenses. In addition to the use of the mails, proxies may be solicited in person or by mail, telephone, facsimile or electronic transmission by regular employees of the Company without additional compensation, as well as by Okapi employees. The Company will reimburse banks, brokers and other custodians, nominees and fiduciaries for their direct costs in sending the proxy materials, including the Notice, to the beneficial owners of the Company’s common stock.

OUTSTANDING STOCK AND VOTING RIGHTS

Only stockholders of record at the close of business on March 25, 2014 are entitled to receive notice of and to vote at the Annual Meeting. The number of shares of voting stock of the Company outstanding and entitled to vote on that date was 127,745,991 shares of common stock. Each such share of common stock is entitled to one vote. At March 25, 2014, executive officers and directors of the Company owned or controlled approximately 22.2% of the outstanding common stock. Information as to persons beneficially owning 5% or more of the common stock may be found under the heading “Principal Stockholders” below.

If a submitted proxy does not specify a vote for or against a proposal, the persons named therein will vote “FOR” the election of the director nominees listed below, “FOR” the approval of the W. R. Berkley Corporation 2014 Long-Term Incentive Plan, “FOR” the resolution approving the compensation of the Company’s named executive officers, on a non-binding advisory basis, and “FOR” the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014.

As of the date hereof, the Board of Directors knows of no other business that will be presented for consideration at the Annual Meeting. If other business shall properly come before the Annual Meeting, the persons named in the proxy will vote according to their best judgment.

PROPOSAL 1: ELECTION OF DIRECTORS

As permitted by Delaware law, the Board of Directors is divided into three classes, each class having a term of three years. Each year the term of office of one class expires. This year the term of a class consisting of three directors expires. The Board of Directors intends that the shares represented by proxy, unless otherwise indicated therein, will be voted for the election of Mark L. Shapiro as director to hold office for a term of three years until the Annual Meeting of Stockholders in 2017 and until his successor is duly elected and qualified, and for George G. Daly and Jack H. Nusbaum as directors to hold office for a term of one year until the Annual Meeting of Stockholders in 2015 and until their respective successors are duly elected and qualified. There are no arrangements or understandings between the nominees for director and any other person pursuant to which the nominees were selected.

The persons designated as proxies reserve full discretion to cast votes for other persons in the event any such nominee is unable to serve. However, the Board of Directors has no reason to believe that any nominee will be unable to serve if elected. The proxies cannot be voted for a greater number of persons than the three named nominees.

Following the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors unanimously recommends a vote “FOR” all of the nominees for director.

The following table sets forth biographical and other information regarding each nominee and the remaining directors who will continue in office after the Annual Meeting. Following each person’s biographical information, certain information is provided concerning the particular experience, qualifications, attributes or skills that led the Nominating and Corporate Governance Committee and the Board of Directors (together with the qualities described in “Corporate Governance and Board Matters — Board Committees — Nominating and Corporate Governance Committee” below) to determine that each nominee or continuing director should serve as a director.

Nominee to Serve in Office Until 2017	Served as Director Continuously Since/Age	Business Experience During Past 5 Years and Other Information
Mark L. Shapiro(1)(2)(3)(4)	1974 Age 70	Since September 1998, Mr. Shapiro has been a private investor. From July 1997 through August 1998, Mr. Shapiro was a Senior Consultant to the Export-Import Bank of the United States. Prior thereto, he was a Managing Director in the investment banking firm of Schroder & Co. Inc. He is also a director of Boardwalk Pipeline Partners, LP.
Key Experience, Qualifications, Attributes or Skills:
Mr. Shapiro’s career in investment banking and finance provides valuable broad-based business experience and insights on the Company’s business. In addition, Mr. Shapiro brings considerable financial expertise to the Board of Directors, providing an understanding of accounting, financial statements and corporate finance. In addition, Mr. Shapiro has a professional working knowledge of the Company and its operations since the Company’s initial public offering in 1973 and his extensive service on the Company’s Board of Directors affords him a depth of understanding of the Company’s business, operations and culture.
Nominees to Serve in Office Until 2015	Served as Director Continuously Since/Age	Business Experience During Past 5 Years and Other Information
George G. Daly(3)(4)	1998 Age 73	Professor at McDonough School of Business, Georgetown University, where he served as Dean from 2005 to 2011. From 2002 to October 2005, Dr. Daly was Fingerhut Professor and Dean Emeritus, Stern School of Business, New York University, and previously was Dean, Stern School of Business, and Dean Richard R. West Professor of Business, New York University, for more than five years. In addition to his academic career, Dr. Daly served as Chief Economist at the U.S. Office of Energy Research and Development in 1974. He is also a director of The First Marblehead Corporation.

Nominees to Serve in Office Until 2015	Served as Director Continuously Since/Age	Business Experience During Past 5 Years and Other Information
Key Experience, Qualifications, Attributes or Skills:
Dr. Daly has strong leadership skills, valuable business acumen and insights on strategy and operations and has served as Dean of two of the country’s leading business schools. In addition, Dr. Daly’s years of service on the Company’s Board of Directors afford him extensive knowledge of the Company’s business, operations and culture, and his academic background provides the Board of Directors with a different perspective.
Jack H. Nusbaum(1)(2)	1967 Age 73	Senior Partner in the New York law firm of Willkie Farr & Gallagher LLP, where he has been a partner for more than the last five years and had been Chairman of the firm from 1987 through 2009. Willkie Farr & Gallagher LLP is outside counsel to the Company. Mr. Nusbaum is also a director of Cowen Group, Inc.
Key Experience, Qualifications, Attributes or Skills:
Mr. Nusbaum brings leadership, extensive legal, regulatory, financial and other broad-based business experience to the Board of Directors. In addition, Mr. Nusbaum’s service on the Company’s Board of Directors since its founding affords him extensive knowledge of the Company’s business, operations and culture.
Directors to Continue in Office Until 2016	Served as Director Continuously Since/Age	Business Experience During Past 5 Years and Other Information
W. Robert (“Rob”) Berkley, Jr.(1)	2001 Age 41	President and Chief Operating Officer of the Company since November 2009 and Vice Chairman and President of Berkley International, LLC since May 2002 and April 2008, respectively. Mr. Rob Berkley served previously as Executive Vice President of the Company from August 2005 to November 2009, Senior Vice President — Specialty Operations of the Company from January 2003 to August 2005, Senior Vice President of the Company from January 2002 to January 2003, Vice President of the Company from May 2000 to January 2002, President of Berkley International, LLC from January 2001 to May 2002 and Executive Vice President of Berkley International, LLC from March 2000 to January 2001. He joined the Company in September 1997. From July 1995 to August 1997, Mr. Rob Berkley was employed in the Corporate Finance Department of Merrill Lynch Investment Company. Mr. Rob Berkley is the son of William R. Berkley.

Directors to Continue in Office Until 2016	Served as Director Continuously Since/Age	Business Experience During Past 5 Years and Other Information
Key Experience, Qualifications, Attributes or Skills:
Mr. Rob Berkley has been significantly involved with the Company for most of his career, including working initially at several of the Company’s operating subsidiaries. His substantial experience in all areas of the Company’s operations, as well as his service as a Director (and prior service as Chairman of the Board) of NCCI Holdings, Inc. (the nation’s largest provider of workers’ compensation and employee injury data and statistics), on the Board of Trustees of The Institutes (representing the combined brands of the American Institute for Chartered Property Casualty Underwriters and the Insurance Institute of America) and prior investment banking experience, enable him to bring to the Board of Directors insightful, working knowledge of the Company’s business and the insurance industry.
Ronald E. Blaylock(2)(3)(4)	2001 Age 54	Founder and Managing Partner of GenNx360 Capital Partners, a private equity buy out firm, since 2006. Mr. Blaylock was the Founder, Chairman and Chief Executive Officer of Blaylock & Company, Inc., an investment banking firm, and held senior management positions with PaineWebber Group and Citicorp before launching Blaylock & Company, Inc. in 1993. Mr. Blaylock is also a director of CarMax, Inc. and Radio One, Inc.
Key Experience, Qualifications, Attributes or Skills:
Mr. Blaylock’s founding and management of two financial services companies has provided him with valuable business, leadership and management experience. As a result, Mr. Blaylock brings substantial financial expertise to the Board of Directors. In addition, Mr. Blaylock’s experience on the boards of directors of other public companies enables him to bring other public company leadership and operational perspectives and experience to the Board of Directors.
Mark E. Brockbank(4)(5)	2001 Age 62	Mr. Brockbank retired from active employment in November 2000. He served from 1995 to 2000 as Chief Executive of XL Brockbank Ltd., an underwriting management agency at Lloyd’s of London. Mr. Brockbank was a founder of the predecessor firm of XL Brockbank Ltd. and was a director of XL Brockbank Ltd. from 1983 to 2000.

Directors to Continue in OfficeUntil 2016	Served as Director Continuously Since/Age	Business Experience During Past 5 Years and Other Information
Key Experience, Qualifications, Attributes or Skills:
Mr. Brockbank’s service as Chief Executive of XL Brockbank Ltd., an underwriting management agency at Lloyd’s of London, provides him with valuable entrepreneurial business, leadership and management experience, and particular knowledge of the insurance industry. Mr. Brockbank also brings significant business acumen to the Board of Directors, including a strong understanding of insurance and reinsurance risk evaluation, executive compensation and related areas.
Mary C. Farrell(4)(5)	2006 Age 64	President of the Howard Gilman Foundation since September 2009, consultant to the financial services industry since 2005 and a Director of Fidelity Strategic Advisor Funds since 2013. Retired in July 2005 from UBS, where she served as a Managing Director, Chief Investment Strategist for UBS Wealth Management USA and Co-Head of UBS Wealth Management Investment Strategy & Research Group.
Key Experience, Qualifications, Attributes or Skills:
Ms. Farrell’s career in investment banking, including serving in various leadership roles at UBS, provides valuable business experience and critical insights regarding investments, finance and strategic transactions. Ms. Farrell brings considerable financial expertise to the Board of Directors, providing an understanding of financial statements, corporate finance, executive compensation and capital markets.
Directors to Continue in Office Until 2015	Served as Director Continuously Since/Age	Business Experience During Past 5 Years and Other Information
William R. Berkley(1)	1967 Age 68	Chairman of the Board and Chief Executive Officer of the Company since its formation in 1967. He also served as President and Chief Operating Officer from March 2000 to November 2009 and held such positions at various times from 1967 to 1995. Mr. Berkley also served as a director of The First Marblehead Corporation (until June 2012). Mr. Berkley is the father of Mr. Rob Berkley.

Directors to Continue in Office Until 2015	Served as Director Continuously Since/Age	Business Experience During Past 5 Years and Other Information
Key Experience, Qualifications, Attributes or Skills:
The founder, Chairman of the Board and Chief Executive Officer of the Company, Mr. Berkley is widely regarded as one of the most distinguished leaders of the insurance industry. Mr. Berkley provides the Company strategic leadership, bringing to the Board of Directors deep and comprehensive knowledge of, and experience with, the Company and all facets of the insurance and reinsurance businesses. Mr. Berkley has significant investment related experience, including oversight and management, since prior to his founding of the Company. Mr. Berkley’s service as both Chairman of the Board and Chief Executive Officer of the Company creates a vital link between management and the Board of Directors, enabling the Board of Directors to perform its oversight function with the benefit of management’s insight on the business. In addition, Mr. Berkley’s service on the Board of Directors provides the Company with effective, ethical and responsible leadership.
Christopher L. Augostini(4)(5)	2012 Age 49	Senior Vice President and Chief Operating Officer of Georgetown University, where he has served in various positions, including as Chief Financial Officer, since joining Georgetown University in 2000. Previously, from 1995 to 2000, Mr. Augostini worked for New York City Mayor Rudolph Giuliani’s administration in various capacities, including chief of staff to the deputy mayor for operations, director of intergovernmental affairs, and deputy budget director. In the late 1980s and early 1990s, Mr. Augostini served as an analyst for the New York State General Assembly’s Higher Education Committee and its Ways and Means Committee. He began his career conducting workforce and economic development research at the Nelson A. Rockefeller Institute of Government, the public policy arm of the State University of New York higher education system.
Key Experience, Qualifications, Attributes or Skills:
Mr. Augostini’s extensive experience at senior levels of both a major university and in government enables him to provide valuable business, leadership and management insights to the Company’s Board of Directors. Mr. Augostini possesses operational, financial, management and investment expertise.

(1)	Member of Executive Committee

(2)	Member of Business Ethics Committee

(3)	Member of Audit Committee

(4)	Member of Nominating and Corporate Governance Committee

(5)	Member of Compensation Committee

EXECUTIVE OFFICERS

The following provides the name, principal occupation and other pertinent information concerning the executive officers of the Company who do not also serve as a director. The executive officers are elected by the Board of Directors annually and serve at the pleasure of the Board of Directors. There are no arrangements or understandings between the executive officers and any other person pursuant to which the executive officers were selected. The information is provided as of April 7, 2014.

Name	Age	Position

Eugene G. Ballard	61	Senior Vice President — Chief Financial Officer

Ira S. Lederman	60	Senior Vice President — General Counsel and Secretary

James G. Shiel	54	Senior Vice President — Investments

Eugene G. Ballard has been Senior Vice President—Chief Financial Officer of the Company since June 1999. He was Treasurer of the Company from June 1999 to May 2009. He has more than 25 years of experience in the insurance industry.

Ira S. Lederman has been Senior Vice President since January 1997 and General Counsel and Corporate Secretary of the Company since November 2001. Additionally, he has been General Counsel of Berkley International, LLC since January 1998. He joined the Company in 1983.

James G. Shiel has been Senior Vice President—Investments of the Company since January 1997. Prior thereto, he was Vice President—Investments of the Company from January 1992. Since February 1994, Mr. Shiel has been President of Berkley Dean & Company, Inc., a subsidiary of the Company, which he joined in 1987.

CORPORATE GOVERNANCE AND BOARD MATTERS

Our Board of Directors is committed to sound and effective corporate governance practices. Accordingly, our Board of Directors has adopted written Corporate Governance Guidelines, which address, among other things, (1) director qualification (including independence) standards, (2) director responsibilities, (3) director access to management and, as necessary and appropriate, independent advisors, (4) director compensation, (5) director orientation and continuing education, (6) director election procedures, (7) management succession, and (8) annual performance evaluation of the Board of Directors.

The Board of Directors has standing committees including: the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee. Each of these committees has a written charter. Our Corporate Governance Guidelines and the charters for each of these standing committees are available on our website at www.wrberkley.com.

The Board of Directors is currently composed of nine directors, all of whom, other than Messrs. Berkley and Rob Berkley, have been determined by the Board of Directors to be independent in accordance with applicable NYSE corporate governance rules and not to have a material relationship with the Company which would impair their independence from management or otherwise compromise their ability to act as an independent director.

In making its determination with respect to Mr. Nusbaum, the Board of Directors considered the relevant facts and circumstances of Mr. Nusbaum’s business and personal relationships with William R. Berkley, including (1) that Mr. Nusbaum is a Senior Partner in the New York law firm of Willkie Farr & Gallagher LLP (“Willkie”), which serves as legal counsel to the Company, and (2) Mr. Nusbaum’s long service on the Board of Directors of the Company, his previous service on the board of directors of other companies affiliated with Mr. Berkley, and his personal relationship with Mr. Berkley over such time.

The Board of Directors determined that Mr. Nusbaum be classified as an independent director, based on (1) the relative insignificance of the Company’s annual legal fees paid to Willkie as a percentage of Willkie’s total annual revenue (including that such fees fall below the NYSE’s materiality threshold); (2) Mr. Nusbaum’s reputation and professional background evidencing his independent nature, and particularly Mr. Nusbaum’s history of acting independently of Company management; and (3) Mr. Nusbaum’s personal financial substance and lack of economic dependence on Mr. Berkley and the Company. The Board of Directors also noted that Mr. Nusbaum did not have any transaction or other relationship that violated the specific independence tests described in Section 303A.02(b) of the NYSE rules.

The Board of Directors held five meetings during 2013. No director attended fewer than 75% of the total number of meetings of the Board of Directors and all committees on which he or she served. Last year, six of the directors attended the Company’s Annual Meeting.

Board Committees

Audit Committee.    The Audit Committee is appointed by the Board of Directors to assist the Board of Directors in monitoring (1) the integrity of the financial statements of the Company, (2) the independent auditors’ qualifications and independence, (3) the performance of the Company’s internal audit function and independent auditors, and (4) compliance by the Company with legal and regulatory requirements. The Audit Committee has also adopted procedures to receive, retain and treat any good faith complaints received regarding accounting, internal accounting controls or auditing matters and provide for the anonymous, confidential submission of concerns regarding these matters.

The Audit Committee was composed of Messrs. Shapiro, Blaylock and Daly during 2013. Each member of the Audit Committee is independent under the rules of the SEC and the NYSE. Mr. Shapiro is the current Chair of the Audit Committee. The Board of Directors has identified Mr. Shapiro as a current member of the Audit Committee who meets the definition of an “audit committee financial expert” established by the SEC. During 2013, the Audit Committee held nine meetings.

The Audit Committee has determined to engage KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2014 and is recommending that our stockholders ratify this appointment at our Annual Meeting. The report of our Audit Committee is found on page 63 of this proxy statement.

Compensation Committee.    The Compensation Committee has overall responsibility for discharging the Board of Directors’ responsibilities relating to the compensation of the Company’s senior executive officers and directors.

During 2013, the Compensation Committee was composed of Ms. Farrell and Messrs. Brockbank and Augostini. Each member of the Compensation Committee is independent under the rules of the NYSE. Each of such directors is a “non-employee director,” as defined in Section 16 of the Securities Exchange Act of 1934, and is an “outside director,” as defined by Section 162(m) of the Internal Revenue Code of 1986, as amended (“Code”). Ms. Farrell is the current Chair of the Committee. During 2013, the Compensation Committee held eight meetings. The report of our Compensation Committee on executive compensation is found on page 44 of this proxy statement.

During 2013, the Compensation Committee retained the services of an external executive compensation consultant, Meridian Compensation Partners, LLC (“Meridian”). The mandate of the external compensation consultant is to serve the Company and work for the Compensation Committee in its review of executive and director compensation practices, including the competitiveness of pay levels, executive compensation design issues, market trends, and technical considerations. The nature and scope of services rendered by the external compensation consultant on the Compensation Committee’s behalf includes:

•	competitive market pay analyses, including proxy data studies, board of directors pay studies, and market trends;

•	ongoing support with regard to the latest relevant regulatory, technical, and/or accounting considerations impacting compensation and benefit programs;

•	assistance with the redesign of any compensation or benefit programs, if desired/needed; and

•	preparation for and attendance at selected Compensation Committee meetings.

The Compensation Committee did not direct the external compensation consultant to perform the above services in any particular manner or under any particular method. The Compensation Committee has the final authority to hire and terminate the external compensation consultant, and the Compensation Committee evaluates the external compensation consultant periodically.

The Compensation Committee assesses the independence of Meridian pursuant to SEC regulations, considering various factors bearing on adviser independence, including the six factors mandated by the SEC rules, and concluded that Meridian is independent from the Company’s management and that no conflict of interest exists that would prevent Meridian from independently representing the Compensation Committee. The Company does not engage Meridian for any services other than its services to the Compensation Committee. The Compensation Committee also reviewed and was satisfied that there was no business or personal relationships between members of the Compensation Committee and the individuals at Meridian supporting the Compensation Committee.

Nominating and Corporate Governance Committee.    The Nominating and Corporate Governance Committee was formed to assist the Board of Directors in (1) identifying individuals qualified to become members of the Board of Directors (consistent with criteria approved by the Board of Directors), (2) recommending that the Board of Directors select the director nominees for the next annual meeting of stockholders or for other vacancies on the Board of Directors, (3) overseeing the evaluation of the Board of Directors and management, (4) reviewing the corporate governance guidelines and the corporate code of ethics, and (5) generally advising the Board of Directors on corporate governance and related matters. Our Corporate Governance Guidelines address director qualification standards.

The Nominating and Corporate Governance Committee will consider qualified director nominees recommended by stockholders. Nominations for consideration by the Nominating and Corporate Governance Committee, together with a description of his or her qualifications and other relevant information, should be sent to the attention of the General Counsel, c/o W. R. Berkley Corporation, 475 Steamboat Road, Greenwich, Connecticut 06830. Stockholders may also follow the nomination procedures described under “Stockholder Nominations for Board Membership and Other Proposals” below.

The Company’s Corporate Governance Guidelines set forth certain qualifications and specific qualities that candidates should possess. In accordance with the Guidelines, the Committee, in assessing potential candidates, considers their independence, business, strategic and financial skills and other experience in the context of the needs of the Board of Directors as a whole, as well as a director’s service on the boards of directors of other public companies. The Guidelines further state that directors should: (1) bring to the Company a range of experience, knowledge and judgment; (2) have relevant business or other appropriate experience; (3) maintain an acceptable level of attendance, preparedness and participation with respect to meetings of the Board of Directors and its committees; and (4) demonstrate competence in one or more of the following areas: accounting or finance, business or management experience, insurance or investment industry knowledge, crisis management, or leadership and strategic planning. In identifying and recommending director nominees, the Committee members may take into account such factors as they determine appropriate. Due consideration will be given to assessing the qualifications of potential nominees and any potential conflicts with the Company’s interests. The Committee will also assess the contributions of the Company’s incumbent directors in connection with their potential re-nomination.

The Committee does not have a formal policy with regard to the consideration of diversity in identifying director nominees. In accordance with the Guidelines, when considering the overall composition of the Board of Directors, the Committee seeks a diverse and appropriate balance of members who have the experiences, qualifications, attributes and skills necessary to oversee a publicly traded, financially complex, growth oriented, international organization that operates in multiple regulatory environments. The Committee seeks directors with experience in a variety of professional disciplines and business ventures who can provide diverse perspectives on the Company’s operations. The Committee evaluates the types of backgrounds that are needed to strengthen and balance the Board of Directors based on the foregoing factors and nominates candidates to fill vacancies accordingly.

During 2013, the Nominating and Corporate Governance Committee was composed of Messrs. Blaylock, Brockbank, Daly, Shapiro and Augostini and Ms. Farrell, all of whom are considered independent under the rules of the NYSE. The Nominating and Corporate Governance Committee held two meetings during 2013.

Other Standing Committees.    During 2013, the Board of Directors had two other standing committees in addition to the committees set forth above: the Executive Committee and the Business Ethics Committee.

The Executive Committee is authorized to act on behalf of the Board of Directors during periods between Board of Directors meetings. During 2013, the Executive Committee was composed of Messrs. Berkley, Rob Berkley, Nusbaum and Shapiro. The Executive Committee held two meetings in 2013.

The Business Ethics Committee, which during 2013 was composed of Messrs. Blaylock, Nusbaum and Shapiro, administers the Company-wide business ethics program. The Business Ethics Committee reviews certain disclosures made by Company employees and directors under the Company’s Code of Ethics and Business Conduct and Statement of Business Ethics for the Board of Directors, determines if any issue presented raises an ethics concern and takes any appropriate action. During 2013, the Business Ethics Committee held one meeting.

Additional Information Regarding the Board of Directors

Board Leadership Structure.    The Board of Directors has not separated the positions of Chairman of the Board and Chief Executive Officer of the Company, as reflected in the Company’s By-Laws. The Board of Directors does not believe that the separation of the positions is necessary or desirable in the Company’s present circumstances. The Board of Directors believes that current leadership of the Company has been effective in overseeing stockholders’ long-term interests.

Mr. Berkley founded the Company in 1967 and has been its Chairman of the Board and Chief Executive Officer since that time, a period of more than forty-five years. Under Mr. Berkley’s strategic leadership, the Company has grown and prospered significantly, with Mr. Berkley being recognized for his extensive experience in and leadership of the insurance and reinsurance industries. Risk oversight is an especially complex issue for property and casualty insurance companies, and the Board of Directors believes that the Company’s current leadership structure has served this function well. Given Mr. Berkley’s extensive knowledge of the Company and its operations, employees and culture, his significant ownership stake and the strategic leadership that he brings to the Board of Directors, as well as his active involvement in the Company’s day-to-day business, the Board of Directors believes that it is appropriate that Mr. Berkley serve as both Chairman of the Board and Chief Executive Officer of the Company. The Board of Directors regularly reviews and considers the Board’s leadership structure.

The Board of Directors does not have a lead director. The Board of Directors believes that its current leadership structure has historically served the Company well and continues to do so, by facilitating communication between the Board of Directors and senior management of the Company as well as Board of Directors oversight of the Company’s business and affairs. However, as described in “— Communications with Non-Management Directors; Executive Sessions” below, the Board of Directors’ independent directors meet regularly in executive session, which serves to promote open discussion among these directors. The presiding director at these executive sessions rotates among the Chair of the Audit Committee, the Chair of the Compensation Committee and the non-management member of the Executive Committee who does not already chair another committee, a process that, the Board of Directors believes, provides different directors the opportunity to guide the Board of Directors’ agenda and facilitates collegiality among Board of Directors members.

Board Role in Risk Oversight.    Managing risk is a critical element of any property casualty insurance business, such as the Company. The Board of Directors believes that risk oversight is a key responsibility of the entire Board of Directors. Risk management is one of the core responsibilities of the Chairman of the Board and Chief Executive Officer and the President and Chief Operating Officer and is a critical responsibility of every other senior officer of the Company and its operating units.

The strategic management of risk in an insurance business is a multi-level proposition. The Board of Directors has an active role, both as a whole and also at the committee level, in risk oversight. The Board of Directors and its committees receive periodic updates from members of senior management on areas of material risk to the Company, including operational, financial, strategic, competitive, investment, reputational, legal and regulatory risks. Among other things, the Board of Directors as a whole oversees management’s assessment of business risks relating to the Company’s insurance operations and investment portfolio.

At the committee level, our Audit Committee regularly reviews our financial statements, financial and other internal controls, and remediation of material weaknesses and significant deficiencies in internal controls, if any. Our Compensation Committee regularly reviews our executive compensation policies and practices and the risks associated with each. Our Nominating and Corporate Governance Committee considers issues associated with the independence of our Board of Directors, corporate governance and potential conflicts of interest. While each committee is responsible for evaluating certain risks and risk oversight, the entire Board of Directors is regularly informed of risks relevant to the Company’s business, as described above.

Risk management is a core tenet of the Company, with the concept of achieving appropriate risk-adjusted returns in our business a driving principle since the Company was founded. As a key element of their duties, our senior executive officers are responsible for risks and potential risks as they arise from day to day in their various operational areas. In recognition of the critical nature of risk management, in 2009 the Company created a new senior position, Senior Vice President — Enterprise Risk Management, reporting directly to the Chairman and Chief Executive Officer, which is responsible for enterprise risk management. The Senior Vice President — Enterprise Risk Management also reports to the Board of Directors regarding the Company’s risk management. The Company also has a risk management committee, which is composed of the President and Chief Operating Officer, Senior Vice President — Enterprise Risk Management, Senior Vice President — Investments, Senior Vice President — Chief Financial Officer and Senior Vice President — General Counsel. In addition, our internal audit function reports to our Audit Committee on a quarterly basis, and more frequently to the extent necessary.

Our independent outside auditors regularly identify and discuss with our Audit Committee risks and related mitigation measures that may arise during their regular reviews of the Company’s financial statements, audit work and executive compensation policies and practices, as applicable.

Compensation Committee Interlocks and Insider Participation

During 2013, the Compensation Committee was composed of Ms. Farrell and Messrs. Brockbank and Augostini. No member of the Compensation Committee was, during 2013, an officer or employee of the Company or was formerly an officer of the Company, or had any relationship requiring disclosure by the Company as a related party transaction under Item 404 of

Regulation S-K. No executive officer of the Company served on any board of directors or compensation committee of any other company for which any of the Company’s directors served as an executive officer at any time during 2013.

Code of Ethics

We have had a Code of Ethics and Business Conduct in place for many years. This code applies to all of our officers and employees. It is a statement of our high standards for ethical behavior and legal compliance, and governs the manner in which we conduct our business. This code covers all areas of professional conduct, including employment policies, conflicts of interest, anti-competitive practices, intellectual property and the protection of confidential information, as well as adherence to the laws and regulations applicable to the conduct of our business. We have also adopted a Statement of Business Ethics for the Board of Directors.

We have adopted a Code of Ethics for Senior Financial Officers. This Code of Ethics, which applies to our Chief Executive Officer, Chief Financial Officer and Controller, addresses the ethical handling of conflicts of interest, the accuracy and timeliness of SEC disclosure and other public communications and compliance with law.

Copies of our Code of Ethics and Business Conduct, Statement of Business Ethics for the Board of Directors and Code of Ethics for Senior Financial Officers can be found on our website at www.wrberkley.com. We intend to disclose amendments to these procedures, and waivers of these policies for executive officers and directors, on our website.

Communications with Non-Management Directors; Executive Sessions

A stockholder who has an interest in communicating with management or non-management members of the Board of Directors may do so by directing the communication to the General Counsel c/o W. R. Berkley Corporation, 475 Steamboat Road, Greenwich, Connecticut 06830. With respect to communications to non-management members of the Board of Directors, the General Counsel will provide a summary of all appropriate communications to the addressed non-management directors and will provide a complete copy of such communications upon the request of the addressed director. Information about the Company, including with respect to its corporate governance policies and copies of its SEC filings, is available on our website at www.wrberkley.com. Our filings with the SEC are also available on the SEC’s website at www.sec.gov.

In accordance with applicable NYSE rules, the Company’s independent directors meet regularly in executive session. The presiding director at these executive sessions rotates among the Chair of the Audit Committee, the Chair of the Compensation Committee and the non-management member of the Executive Committee who does not already chair another committee.

PRINCIPAL STOCKHOLDERS

The following table sets forth as of March 25, 2014 (except as otherwise noted below) those persons known by the Company to be the beneficial owners of more than 5% of the Company’s common stock:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
William R. Berkley	25,439,441	(1)	19.9%
475 Steamboat Road Greenwich, CT 06830
Eagle Capital Management, LLC	11,328,803	(2)	8.9%
499 Park Avenue, 17th Floor New York, NY 10022
BlackRock, Inc.	8,426,414	(3)	6.6%
40 East 52nd Street New York, NY 10022
The Vanguard Group	6,783,156	(4)	5.3%
100 Vanguard Boulevard Malvern, PA 19355

(1)	Includes 3,665,667 shares of common stock held by Mr. Berkley, 8,913,016 shares of common stock and 8,724,542 shares of common stock held in separate limited liability companies of which Mr. Berkley is the sole member, 2,000,000 shares of common stock held by certain trusts of which Mr. Berkley is the sole trustee, 260,000 shares of common stock held by a trust of which Mr. Berkley acts as the investment advisor, 1,815,663 shares of common stock underlying restricted stock units (“RSUs”) (1,265,663 of which have vested (the receipt of which has been deferred), 300,000 of which vest on March 2, 2015 and 250,000 of which vest on August 7, 2017), and 60,553 shares held by Mr. Berkley’s wife, as to which shares he disclaims beneficial ownership.

(2)	Information as of December 31, 2013 based on a Schedule 13G, dated February 14, 2014, filed with the SEC on behalf of Eagle Capital Management, LLC. The Schedule 13G discloses that Eagle Capital Management, LLC had sole voting power as to 9,284,939 shares and sole dispositive power as to all 11,328,803 shares.

(3)	Information as of December 31, 2013 based on a Schedule 13G/A, dated January 17, 2014, filed with the SEC on behalf of BlackRock, Inc. The Schedule 13G/A discloses that BlackRock, Inc. had sole voting power as to 7,606,181 shares and sole dispositive power as to all 8,426,414 shares.

(4)	Information as of December 31, 2013 based on a Schedule 13G, dated February 6, 2014, filed with the SEC on behalf of The Vanguard Group. The Schedule 13G discloses that The Vanguard Group had sole voting power as to 101,339 shares, sole dispositive power as to 6,695,517 shares and shared dispositive power as to 87,639 shares.

The following table sets forth information as of March 25, 2014 regarding ownership by all directors, director nominees and executive officers of the Company, as a group, and each director and director nominee and each executive officer named in the Summary Compensation Table, individually, of the Company’s common stock. Except as described in the footnotes below, all amounts reflected in the table represent shares the beneficial owners of which have sole voting and investment power.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
All directors and executive officers as a group (12 persons)	28,309,767	(1)(2)(3)	22.2%
William R. Berkley	25,439,441	(1)(2)	19.9%
W. Robert Berkley, Jr.	1,218,264	(2)(4)	*
Christopher L. Augostini	6,000		*
Eugene G. Ballard	253,331	(2)	*
Ronald E. Blaylock	17,285		*
Mark E. Brockbank	620,606	(5)	*
George G. Daly	32,825		*
Mary C. Farrell	21,000		*
Ira S. Lederman	311,566	(2)(6)	*
Jack H. Nusbaum	80,827		*
Mark L. Shapiro	39,833	(7)	*
James G. Shiel	268,789	(2)	*

*	Less than 1%.

(1)	Includes 3,665,667 shares of common stock held by Mr. Berkley, 8,913,016 shares of common stock and 8,724,542 shares of common stock held in separate limited liability companies of which Mr. Berkley is the sole member, 2,000,000 shares of common stock held by certain trusts of which Mr. Berkley is the sole trustee, 260,000 shares of common stock held by a trust of which Mr. Berkley acts as the investment advisor and 60,553 shares held by Mr. Berkley’s wife, as to which shares he disclaims beneficial ownership. Of the 25,439,441 shares, 13,848,587 shares are pledged as security.

(2)	The amounts shown for Messrs. Berkley, Rob Berkley, Ballard, Lederman and Shiel include shares of common stock underlying RSUs in the following share amounts for each individual:

Name	Vested RSUs (Receipt Deferred)	Unvested RSUs
William R. Berkley	1,265,663	550,000
W. Robert Berkley, Jr.	292,519	285,000
Eugene G. Ballard	103,095	47,500
Ira S. Lederman	103,095	47,500
James G. Shiel	90,258	47,500

The unvested RSUs for the NEOs are scheduled to vest as follows:

Name	Vesting on March 2, 2015	Vesting on August 7, 2017
William R. Berkley	300,000	250,000
W. Robert Berkley, Jr.	150,000	135,000
Eugene G. Ballard	25,000	22,500
Ira S. Lederman	25,000	22,500
James G. Shiel	25,000	22,500

(3)	The amounts shown for all directors and executive officers as a group include an aggregate of 977,500 shares of common stock underlying RSUs, which are subject to forfeiture until vested. Of the 28,309,767 shares, 13,848,587 shares are owned by Mr. Berkley and pledged as security.

(4)	Includes 260,000 shares of common stock held by a trust of which Mr. Rob Berkley is the trustee.

(5)	Includes 603,106 shares held in a corporation wholly owned by Mr. Brockbank.

(6)	Includes 124,677 shares held in trusts.

(7)	Includes 30,833 shares held in a trust.

The Company knows of no arrangements, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change in control of the Company. Under applicable Insurance Holding Company Acts in various states, a potential owner cannot exercise voting control over an amount in excess of 10% of the Company’s outstanding voting securities without obtaining prior regulatory approval.

TRANSACTIONS WITH MANAGEMENT AND OTHERS

As described above, the Company has adopted both a Code of Ethics and Business Conduct that applies to all officers and employees and a Statement of Business Ethics for the Board of Directors (together, the “Statements”), each of which is administered by the Business Ethics Committee. The Statements address, among other things, transactions in which the Company is or will be a party and in which any employee or director (or members of his or her immediate family, as such term is defined by the NYSE rules) has a direct or indirect interest. The Statements require full and timely disclosure of any such transaction to the Company. Company management initially determines whether a disclosed transaction by an employee requires review by the Business Ethics Committee. Based on its consideration of all of the relevant facts and circumstances, the Business Ethics Committee decides whether or not to approve such a transaction and approves only those transactions that are not contrary to the best interests of the Company. If the Company becomes aware of an existing transaction which has not been approved, the matter will be referred to the Business Ethics Committee. The Business Ethics Committee will evaluate all available options, including ratification, revision or termination of such transaction.

During 2013, the Company continued to engage the services of Associated Community Brokers, Inc. (“ACBrokers”), an insurance agency owned by Associated Community Bancorp, Inc. (“ACBancorp”). William R. Berkley, the Company’s Chairman of the Board and Chief Executive Officer, serves as Chairman of the Board of Directors and is the majority stockholder of ACBancorp, and Mr. Rob Berkley, the Company’s President and Chief Operating Officer, is a

minority stockholder and a director of ACBancorp. During 2013, ACBrokers received commissions (both directly and indirectly) from the relevant insurance carriers in the amount of $1,366,985 in connection with insurance brokerage services provided to the Company and certain of its subsidiaries, and received a fee of $154,550 from the Company for services rendered in connection with the administration of the Company’s medical benefits program. In addition, ACBrokers may place business on behalf of unrelated third parties with insurance company subsidiaries of the Company.

Also during 2013, two of the Company’s non-officer employees performed services for Interlaken Capital, Inc., a company substantially owned and controlled by William R. Berkley, the Company’s Chairman of the Board and Chief Executive Officer. Interlaken separately compensates those Company employees for providing such services.

The above transactions with ACBrokers and Interlaken Capital have been previously approved by our independent Business Ethics Committee in accordance with the procedures described above.

Jack H. Nusbaum, a director of the Company, is a Senior Partner of Willkie, outside counsel to the Company.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

The purpose of this Compensation Discussion and Analysis (“CD&A”) is to provide material information about the Company’s compensation policies, objectives and decisions regarding the Company’s named executive officers (“NEOs”) and to put into perspective for investors the amounts disclosed in the Summary Compensation Table and other tables that follow this analysis, and in the footnotes and narrative material that accompany those tables. The following topics are covered in this analysis:

•	An Executive Summary, including the Company’s 2013 performance and stockholder engagement efforts;

•	Objectives of the executive compensation program;

•	Design of the executive compensation program, including the role and rationale for each element;

•	Use of market and peer group data;

•	Executive compensation decisions during the last year;

•	Severance and change in control benefits; and

•	Other policies and considerations.

The CD&A and the tables that follow cover the compensation paid to the following five NEOs:

•	The principal executive officer: William R. Berkley, Chairman of the Board and Chief Executive Officer (“CEO” or “Mr. Berkley”);

•	The principal financial officer: Eugene G. Ballard, Senior Vice President—Chief Financial Officer; and

•	The three other highest-paid executive officers:

•	W. Robert Berkley, Jr., President and Chief Operating Officer (“COO” or “Mr. Rob Berkley”);

•	Ira S. Lederman, Senior Vice President—General Counsel and Secretary; and

•	James G. Shiel, Senior Vice President—Investments.

Executive Summary

Performance Highlights for Fiscal Year 2013.    The Company’s 2013 financial and stock performance was solid and continues to reflect our disciplined, long-term approach to managing the business. In 2013, the Company delivered the following results:

•	Total shareholder return (“TSR”, defined as the change in the Company’s stock price plus reinvestment of dividends) was 16.0%;

•

Combined ratio (reflecting our underwriting profitability) was 95.1%, where a value of less than 100% indicates an underwriting profit. This result exceeded industry performance by an estimated 2.5 points, and reflects an improvement over the Company’s 2012 combined ratio of 97.2%;

•	Book value per share increased 3.6% to $32.79; our 2013 total value creation (book value per share plus dividends and unrealized gains and losses) was 4.8%;

•

Return on equity (“ROE”) based on net income was 11.6%. ROE based on pre-tax income was 16.2%. Operating ROE (excluding net investment gains and debt extinguishment costs from the numerator of the calculation) was 10.0%. In 2012, these values were 12.9%, 17.8%, and 9.5%, respectively;

•

Operating income per share (a non-GAAP financial measure defined as 2013 GAAP net income of $500 million less net investment gains and debt extinguishment costs of $70 million, divided by the number of weighted-average diluted shares outstanding) increased by 17% over 2012 (from $2.61 to $3.06). Net income per share was $3.55 in 2013, a penny a share decrease from $3.56 in 2012. Our catastrophe-related losses (net of reinsurance recoveries and reinstatement premiums) were $65 million pre-tax, or 1.2 loss ratio points, versus 2.6 loss ratio points for our peer companies; and

•	Net investment income, including income from investment funds and after-tax investment gains, was $544 million, compared to $587 million in 2012.

The Compensation Committee considered these results prior to making annual bonus decisions for 2013. As discussed more fully below, 2013 bonus awards declined somewhat from 2012 levels (by 9% for the CEO, and by 3.875%, on average, for the Company’s other NEOs).

Summary of Say-on-Pay Advisory Vote and Engagement with Stockholders

In 2013, we provided our shareholders with the opportunity to approve on an advisory basis the compensation of our NEOs for 2012 (the “say-on-pay” vote). Approximately 53% of the votes cast approved the executive compensation program, and we recognized that this was significantly lower than the 90% approval we received in 2012. Although the vote is non-binding in nature, these results were disappointing, particularly since the 2012 executive compensation program design was largely the same as the 2011 compensation program. We are committed to ensuring that our investors fully understand our executive compensation program, including how it aligns the interests of our executives with those of our stockholders and how it rewards the achievement of our strategic objectives.

The Company has conducted extensive outreach with its stockholders. Our Compensation Committee Chairwoman participated in this process. The purpose of our outreach was to better understand our stockholders’ concerns and to explain the Committee’s approach to compensation and rationale for the Committee’s decisions. Earlier this year we broadened these outreach efforts by inviting our top 40 institutional stockholders (holding in excess of 51.5% of the Company’s outstanding stock) to attend a meeting with senior management of the Company and the Chairwoman of the Compensation Committee. This meeting with several institutional investors owning in excess of 19.5% of the Company’s stock took place during March 2014. At that time we distributed to them (and filed with the SEC) certain materials concerning the insurance industry, the Company and our executive compensation approach. During this meeting, as well as the meetings held last year, stockholders provided feedback on a variety of topics. Stockholders noted that they were pleased with the Company’s financial performance, as well as the leadership of our Chairman and CEO and other Company management. Perspectives on our executive compensation program varied across the discussions; however, we found that stockholders are generally supportive of many aspects of our program. Specifically, investors appreciate:

•	The Company’s above-market long-term stock price performance;

•	The long-term design of the Company’s equity program with mandatory deferrals until retirement or separation;

•	Our new Company stock ownership guidelines for NEOs; and

•	The CEO’s significant holdings of Company stock.

The Compensation Committee discussed these results extensively and took them into account in its ongoing consideration of the executive compensation program. The Compensation Committee approved the following program revisions:

What we heard . . .	How we responded . . .
Preference for equity awards to vest based on explicit performance criteria.	Starting in 2014, our restricted stock unit (“RSU”) awards will include performance vesting conditions linked to ROE performance. RSUs once vested remain mandatorily deferred, for NEOs and other senior executives, until separation from the Company.

Concern with single-trigger vesting on equity awards upon change in control.	Starting in 2014, new long-term compensation awards (both RSU awards and awards under our Long-Term Incentive Plan (“LTIP”)) will be subject to double-trigger vesting in the event of a change in control.

Executive pay progressions are complicated, because historically long-term awards were made periodically instead of annually.	Starting in 2014, the Company will begin granting RSUs and LTIP awards on an annual basis, allowing for a simpler and easily comprehensible pay pattern.

The annual incentive award pool funding formula creates the potential for very large awards (even though actual awards have always been much less than the theoretical maximums under the pool).	Also starting in 2014, we reduced the percentage of pre-tax income that is used to fund our annual incentive award pool by approximately 20% to be responsive to investor sentiment.

In 2013, the Compensation Committee adopted a policy on pledging of shares by NEOs: shares used in fulfillment of ownership guidelines may not be pledged or encumbered.

CEO pledged share holdings were viewed as substantial.	Moreover, Mr. Berkley’s pledged share holdings declined by 25% and 7% from the values disclosed in the Company’s 2012 and 2013 proxy statements, respectively. His unpledged holdings remain significant (11.6 million shares with an approximate market value of $500 million as of the end of 2013).

Management’s Approach to Running the Business

We hold the fundamental belief that the Company should be managed over the totality of the property casualty insurance cycle (about 10 years). Managing over this timeframe means growing when the cycle favors it, and maintaining discipline when it does not.

A well-run property casualty insurance company will:

•	Generate consistent underwriting profits over the long run;

•	Incur calculated, sustainable levels of risk;

•	Maintain a diversified investment portfolio with excess liquidity;

•	Manage for total return and all elements of income, including investment gains and losses;

•	Minimize volatility;

•	Establish and maintain consistent reserve adequacy; and

•	Link management’s incentives to the company’s long-run profitability.

Companies that manage to differentiate themselves in this fashion should experience superior returns on capital:

The capital markets recognize and value companies that take this patient, disciplined approach to managing the business. Over the last 10 years, our annualized total shareholder return, at 12.0%, has exceeded that of more than 80% of our peer companies and 80% of the property casualty insurance companies in the Russell 3000.

We have outperformed major market indices such as the S&P 500 as well. The chart below shows the relative price performance of the Company’s stock, compared to the S&P 500, since 1985:

The Compensation Committee believes that the structure of the Company’s executive pay program aligns with the principles for long-term value creation in the property casualty insurance industry, as described above.

Program Overview. We believe that our compensation program design aligns with long-term stockholder value creation better than most traditional executive compensation programs. Key aspects of our program are summarized as follows:

Practices that the Company emphasizes:

✓

Linking pay to performance. The vast majority of executive pay (more than 90% for the CEO, as shown in the chart below) is variable, at risk, and tied to short-or long-term business and stock price performance

✓	Long-term approach to managing the business, with incentive compensation to match

✓	Longer performance and vesting periods than are typical for insurance companies

✓	Robust share ownership by senior executives, through mandatory deferral of equity awards until retirement or separation from service, and rigorous share ownership guidelines

✓	Performance-linked vesting on equity awards starting in 2014

✓	Non-formulaic annual bonus program, allowing the Compensation Committee to consider all aspects of annual performance prior to approving payouts

✓	Prohibitions on hedging and restrictions on pledging company stock by executives

✓	Built-in risk mitigation in compensation design

✓	Double-trigger vesting of long-term compensation in the event of a change in control starting in 2014

✓	Recoupment (clawback) policies

✓	Unsecured and unfunded deferred compensation program

Practices that the Company does not use:

✗	No employment agreements

✗	No separate severance agreements or guaranteed cash severance

✗	No tax gross-ups on perquisites

✗	No dividend equivalents on unvested RSUs

We use significantly longer vesting and performance periods for our long-term incentive programs than is typical at many companies. We grant awards with a five-year performance or cliff vesting period through two long-term incentive vehicles, cash-settled performance units under our LTIP and RSUs. We balance award values equally between these two vehicles and believe that this combination gives our executives a long-term perspective on performance as well as meaningful alignment with our stockholders, in the following ways:

•

We believe, and industry research has shown, that growing book value per share, as our LTIP requires, is one of the most important keys to growing stockholder value. The level of performance required to earn the maximum possible award — a hurdle rate that has histor-

ically been set at a 15% average annual increase in book value per share, as defined in the LTIP agreement, over the five-year period — represents both a significant stretch over long-run growth rates in the industry (particularly in the current low interest rate environment), and significant growth in the intrinsic value of a stockholder’s investment in the Company’s stock.

•

RSUs are deferred until retirement or separation once vested. Executives are aligned with the stockholder experience for the duration of their time with the Company. In addition, as noted, new awards will be subject to performance vesting criteria based on ROE performance — another key driver of insurance company performance as discussed above.

•

Our annual cash incentive program is not formulaic. We believe that it is critical to have the flexibility to be able to respond to changing market conditions within our industry. A formula-based incentive could drive counterproductive behaviors, such as making decisions designed or intended to maximize payouts under the formula, rather than making the right decision within the relevant business context, and could raise concerns from a risk management perspective. This is particularly true in our industry where our ultimate paid losses may not be determined for years. The Compensation Committee holds the NEOs accountable for the absolute and relative performance of the Company, and provides appropriate payments based on its assessment of that performance (with particular attention given to ROE), within the constraints of the annual cash incentive program approved by stockholders. The Compensation Committee has given primary emphasis to ROE because that performance measure addresses the crucial question of whether the Company is economically profitable (i.e., earning a return in excess of its long-term cost of capital, through both its underwriting performance and its investment management performance).

•	A significant portion of our compensation package is directly linked to performance and stockholder value as illustrated below for the CEO:

Compensation values reflected in the above illustration are based on 2013 base salary, the annual cash incentive award payout for 2013, 50% of the potential maximum value of the LTIP amount for the 2013-2017 performance period, and 50% of the grant-date value of the 2012 RSU grant. Only 50% of the values for the LTIP amount and RSU award were included in order to adjust properly for the Company’s historical every-other-year grant practice.

Objectives of the Executive Compensation Program

Our executive compensation program is designed to:

•	Attract qualified executive talent;

•	Motivate executives to focus on and work toward corporate goals and appropriately manage risk, thereby fostering enhanced short-term and long-term financial performance and greater stockholder value;

•	Provide an opportunity for executives to develop a significant ownership stake in the Company and thus align their interests with those of the Company’s stockholders;

•	Encourage executive retention; and

•	Reward executives who contribute to the Company’s short-term and long-term success through demonstrated and sustained performance.

Design of the Executive Compensation Program

The Company’s executive compensation program for the NEOs includes the following compensation elements:

Compensation Element	Role of the Element and Why W. R. Berkley Corporation Uses the Element
Annual Cash Compensation
Base Salary	• Attracts and retains executives • Provides a fixed level of compensation for NEO services rendered during the year
Annual Cash Incentive Bonus

•  Provides focus on short-term and long-term performance goals that are linked to Company success and stockholder value

•  Motivates and rewards NEOs to meet or exceed ROE objectives and other short-term business objectives

•  Provides flexibility to the Compensation Committee to discourage excessive risk taking

Compensation Element	Role of the Element and Why W. R. Berkley Corporation Uses the Element
Long-Term Incentive Compensation
Deferred Restricted Stock Units (“RSUs”)

•  Increases stock ownership among NEOs since RSUs are settled in shares of Company stock

•  Aligns NEOs’ financial interests with those of Company stockholders during the NEOs’ employment since settlement of RSUs is mandatorily deferred until separation from service

•  Retains NEOs through use of overlapping 5-year vesting periods and mandatory deferrals

•  Provides focus on stock price and dividend yield (NEOs receive dividend equivalent payments on vested RSUs). Starting in 2014, provides additional focus on mid-term ROE performance

•  Discourages excessive risk taking

Long-Term Incentive Plan (“LTIP”)

•  Balances NEO external focus with internal focus on growth in book value, a primary driver of stockholder value

•  Through a Company-wide goal, encourages teamwork and decision-making to further the long-term best interests of the Company

•  Encourages retention of NEOs through use of overlapping 5-year performance periods

•  Allows NEOs to realize a portion of long-term compensation at established intervals during employment through potential LTIP cash payments

•  Discourages excessive risk taking

Benefits and Perquisites
Benefit Replacement Plan

•  Makes up for Code limits on Company contributions to the tax-qualified profit sharing plan

•  Allows for equal treatment of all employees who participate in the tax-qualified profit sharing plan

•  Provides a competitive compensation element designed to attract and retain executives

Deferred Compensation

•  Allows NEOs to defer receipt of all or part of their base salary and annual cash incentive bonus and excess profit sharing payments

•  Provides a strong retention feature through reasonable return potential

•  Provides additional current-year cash flow to the Company in a cost effective manner

•  Provides an attractive tax planning tool designed to attract and retain executives

Compensation Element	Role of the Element and Why W. R. Berkley Corporation Uses the Element

Additional Benefits

• Provides supplemental coverage for officers, including the NEOs, in the areas of life, travel accident, and long-term disability insurance

• Provides a competitive compensation element designed to attract and retain NEOs

Personal Use of Company Aircraft (CEO and COO only)	• Enhances security and personal safety of the CEO and COO • Enhances productivity of the CEO and COO

Supplemental Benefits Agreement (CEO only)

• Rewards the founding CEO for long-term service to the Company (38 years, at time of entering into the agreement)

• Provides continued health insurance benefits and certain perquisites to the CEO after employment ends

• Provides consideration in exchange for a non-compete agreement with the CEO

Other
Director Fees (CEO and COO only)	• Compensates NEOs who are also members of the Board of Directors for responsibilities and duties that are separate and distinct from their responsibilities as an officer

Additional Design Information

Annual Cash Incentive Bonus.

Annual cash incentive compensation is designed to support the Company’s objectives by providing a financially attractive compensation program designed to attract and retain executive talent, while focusing the NEOs on Company goals that contribute to overall Company success and increase stockholder value.

In 2006, the Company adopted, and its stockholders approved, the 2007 Annual Incentive Compensation Plan. The 2007 Annual Incentive Compensation Plan is a cash-based annual bonus plan that does not provide for the payment of equity compensation. For the year ended December 31, 2013, the Compensation Committee granted new awards under this plan to the CEO, the COO, and other select NEOs. These awards were each subject to a maximum bonus value and were designed to be performance-based and tax deductible under Section 162(m) of the Code. These maximums are described further on page 47. For Mr. Ballard (whose bonus is not determined under the 2007 Annual Incentive Compensation Plan since his compensation is not subject to Section 162(m) limitations), the CEO recommended and reviewed with the Compensation Committee, which confirmed his recommendation, the 2013 bonus amount for Mr. Ballard. The actual bonus amounts paid for 2013 performance are described on page 39.

Long-Term Incentives.    The Company’s long-term incentive program consists of an equally-weighted combination of equity compensation through awards of RSUs pursuant to the Company’s

2003 and 2012 Stock Incentive Plans, and cash compensation through awards of performance units under the LTIP. The program supports the Company’s objectives through multiple overlapping 5-year vesting cycles for RSU and LTIP awards. These RSU and LTIP awards (as well as mandatory deferral of RSU awards once vested) encourage the NEOs to achieve and sustain longer-term Company performance goals. The RSUs also align the NEOs’ financial interests with those of the Company’s stockholders and reward the NEOs in line with stockholders as the value of the Company’s stock increases and based on the Company’s dividend policy. Long-term incentive awards historically have not been made annually (through 2013, awards of each type were made every other year). Therefore, a single year’s snapshot view of the Summary Compensation Table or Grants of Plan-Based Awards table does not provide an accurate view of the role that each long-term incentive vehicle plays in our executives’ total compensation opportunities over time. It is important to view the total compensation package over time, as illustrated on page 31. Starting in 2014, the Company will move to annual grants of both types of awards.

LTIP Awards. In 2009, the Company adopted, and its stockholders approved, the LTIP. The LTIP is a cash-based long-term incentive plan that does not provide for the payment of equity compensation. LTIP awards are denominated in performance units that grow in value based on one or more performance measures selected by the Compensation Committee and are payable, to the extent earned, in cash. The performance measure for current outstanding LTIP awards is the sum of the year-to-year increase in book value, as adjusted, of Company stock during a five-year performance period. In order to fully earn the maximum value of the LTIP award, the Company’s book value per share would need to grow at an average annual rate of 15%, as defined in the LTIP agreement. For the LTIP performance cycle that began in 2013, this implies a target value for adjusted book value per share of $56.81 (from an opening value of $28.24), by the end of 2017. The performance units pay out in cash at the end of the performance period. New LTIP units were awarded in 2014, subject to stockholder approval of the 2014 Long-Term Incentive Plan proposal. Awards under the LTIP are designed to meet the requirements for performance-based compensation under Section 162(m) of the Code.

Restricted Stock Units. In 2012, the Company adopted, and its stockholders approved, the 2012 Stock Incentive Plan. RSUs awarded to the NEOs generally cliff vest after five years, during which period they are subject to a substantial risk of forfeiture should the NEO leave the Company. After vesting, payment of the RSUs is deferred (on a mandatory basis) until 90 days following the NEO’s separation from service with the Company (subject to a six-month delay to comply with Section 409A of the Code). The amounts deferred are not secured or funded by the Company in any manner and therefore remain at risk in the event of an adverse financial impact to the Company. Dividend-equivalent payments are made on vested RSUs. RSU-based compensation can be recaptured (clawed back) if a recipient breaches the non-competition provisions of the award agreement during the one-year period following separation from the Company. No RSU grants were made in 2013; the next grants will be made in the second quarter of 2014 and will include performance vesting conditions. Each participant will be contingently granted a “target” number of RSUs. The actual number of RSUs earned will depend on the Company’s ROE performance, relative to a benchmark interest rate, over a five-year performance period. The awards will cliff vest, to the extent earned, at the end of this period.

Deferred Compensation.    The Company maintains the Deferred Compensation Plan for Officers, in which the NEOs are eligible to participate on a voluntary basis. Under the plan, participants may elect to defer all or a portion of their base salary, bonus compensation, and excess profit sharing payments for any year. Amounts deferred accrue a reasonable rate of interest, as determined annually by the Compensation Committee. At the time of the deferral election, amounts may be deferred until any date on or before the officer’s separation from service. At the officer’s election made at the time of deferral, the Company will pay the deferred amounts either in a lump sum or in no more than five annual installments beginning generally within 60 days of a date which is prior to or on the date of the officer’s separation from service (subject to a six-month delay to comply with Section 409A of the Code). The amounts deferred are not secured or funded by the Company in any manner and therefore remain at risk in the event of an adverse financial impact to the Company. For 2013, the Compensation Committee agreed to accrue interest on the deferred amounts at the prime rate of interest reported by JPMorgan Chase. The Non-Qualified Deferred Compensation table for 2013 and the associated narrative and footnotes provide information on the amounts deferred by the NEOs under the Deferred Compensation Plan for Officers in 2013, interest earned on deferred amounts in 2013, and the year-end balances of their respective accounts, if any.

The Deferred Compensation Plan for Officers provides a valuable tax planning mechanism to the NEOs and thereby supports the Company’s objectives by providing a compensation program designed to attract talented executives and retain our current NEOs. In addition, deferrals under the plan allow for delayed compensation payments and thereby increase current year cash flow for the Company.

Benefit Replacement.    The Company maintains a Benefit Replacement Plan which provides participants with an annual payment equal to the amount they would have otherwise received under the Company’s tax-qualified profit sharing plan absent the limitations imposed by the Code on amounts that can be contributed under the tax-qualified profit sharing plan. This payment is made in an annual lump sum unless deferred by the employee under the Deferred Compensation Plan for Officers. Additional information on the amounts paid under this plan can be found in the Summary Compensation Table — All Other Compensation and the associated footnotes.

The Benefit Replacement Plan ensures that the full value of the intended benefits under the tax-qualified profit sharing plan is provided to the NEOs and as such supports the Company’s objectives by providing a compensation program designed to attract talented executives and retain current NEOs.

Supplemental Benefits Agreement with the CEO.    On August 19, 2004, the Company entered into a Supplemental Benefits Agreement with Mr. Berkley. The agreement has since been amended to comply with Section 409A of the Code and more recently to make changes to the retirement benefit. This agreement originally provided Mr. Berkley (or his spouse) with the following benefits:

•	An annual retirement benefit, which was frozen effective as of January 1, 2012 with regard to future benefit accruals and terminated in March 2013, as described further below;

•	Continued health insurance coverage (including coverage for his spouse) for the remainder of his or her life, as applicable;

•

Continued use of a Company plane and a car and driver for a period beginning with termination (as defined in the agreement) and ending with the latest to occur of two years following such termination, the date he ceases to be Chairman of the Board, or the date he ceases to provide consulting services to the Company;

•	Office accommodations and secretarial support; and

•

Payment of any excise taxes imposed on the CEO under Section 4999 of the Code (plus payment of additional taxes incurred as a result of the Company’s payment of excise taxes) should any of these benefits trigger such excise taxes in connection with a change in control.

In exchange for these benefits, the agreement prohibits Mr. Berkley from competing against the Company for two years following his resignation of employment other than for “good reason,” during which time Mr. Berkley has agreed to be available to provide consulting services to the Company.

The decision to provide these benefits was made without regard to other compensation elements. Likewise, providing these benefits did not influence compensation levels in other areas. The Supplemental Benefits Agreement supports the Company’s objectives by rewarding the CEO for his long service and prior contributions to the Company’s long-term success and the increase in stockholder value during his tenure. The agreement also protects the Company from potential competitive activities following the CEO’s retirement.

The retirement benefit under the agreement was implemented, in part, as a means to provide Mr. Berkley with competitive retirement compensation relative to final average pay. In early 2013, the Compensation Committee reviewed the financial and other impacts of continuing to maintain this benefit. The Compensation Committee also considered the potential effect of interest rate volatility, the generally increasing actuarially determined life expectancies, and its desire to extinguish the Company’s liability. As a result of that review, on March 28, 2013, the Compensation Committee decided to terminate the retirement benefit. The present value of the accumulated benefit is being distributed to Mr. Berkley under the terms of the agreement and Section 409A of the Code. Mr. Berkley received the first installment of this retirement benefit on January 2, 2014.

Additional detail on this agreement and the accumulated benefit is provided in the Pension Benefits table and the description of Potential Payments Upon Termination or Change in Control.

Use of Market and Peer Group Data

The Compensation Committee reviews and analyzes market data on total direct executive compensation annually. Total direct compensation (defined as base salary, annual cash incentive bonus, and the potential maximum value of long-term incentive awards) for the NEOs is compared to that paid to individuals holding comparable positions at our peer companies.

In 2013, the Compensation Committee reviewed with its independent compensation consultant, Meridian, the composition of the peer group to be used for compensation market data,

including the Company’s size and market positioning relative to potential peer companies, and approved the same peer group that was used in 2012.

These companies, shown below, represent direct competitors of the Company for both business and executive talent and are believed to provide a reasonable assessment of industry market pay levels.

•	Ace Limited

•	Alleghany Corporation

•	Allied World Assurance Holdings, AG

•	American Financial Group Inc.

•	Arch Capital Group Ltd.

•	Axis Capital Holdings Limited

•	The Chubb Corporation

•	CNA Financial Corporation

•	Everest Re Group Ltd.
•	HCC Insurance Holdings, Inc.

•	Markel Corporation

•	PartnerRe Ltd.

•	The Progressive Corporation

•	RenaissanceRe Holdings Ltd.

•	The Travelers Companies, Inc.

•	White Mountains Insurance Group Ltd.

•	XL Group plc

Market data is reviewed by the Compensation Committee, together with performance data for our peer companies, to evaluate the overall alignment of total direct compensation paid and relative performance of our peer companies. In addition, this past year the Compensation Committee also reviewed broader industry survey data as an additional reference point. However, market data is only one of many factors considered in setting future compensation awards. We do not target a specific percentile for any element of our compensation or for our total direct compensation, our executives’ actual compensation is determined primarily by operational and financial performance, reflecting our pay for performance philosophy, as discussed further below.

Executive Compensation Decisions During the Last Year

General Approach.    The Company does not target any particular allocation for base salary, annual cash incentive bonus, or long-term incentive compensation as a percentage of total compensation. Rather, pay decisions for NEOs are based on a subjective assessment of Company performance and are designed to ensure that compensation is appropriate based on relative Company performance.

The CEO may make an initial recommendation to the Compensation Committee concerning the COO’s compensation. Other than the CEO and COO, no executive officer plays a role in determining compensation for the other NEOs. Neither the CEO nor the COO makes the final determination concerning their respective compensation.

Base Salary.    The CEO has not received a base salary increase since January 1, 2000, as base pay in excess of the current level is not deductible by the Company for income tax purposes. The Compensation Committee has periodically reviewed Mr. Berkley’s salary since then, but at his request has not sought to make any increases to it. Effective January 1, 2010, Mr. Rob Berkley’s salary was increased to $850,000 reflecting his promotion to President and COO of the Company; at his request it has not been increased since that time. The other NEOs received modest merit and cost-of-living adjustments to their base salaries of approximately 2.5% effective as of January 1, 2013.

Annual Cash Incentive Bonus.    For Mr. Ballard, the CEO recommended, and reviewed with the Compensation Committee which confirmed his recommendation, the 2013 bonus amount as shown in the Summary Compensation Table. This amount was based on a subjective assessment of overall Company performance (primarily ROE). See the discussion in “Performance Highlights for Fiscal Year 2013” above for a more detailed analysis of Company performance. The CEO also evaluated Mr. Ballard’s individual accomplishments and contributions to the Company’s results, as he does for the Company’s other senior officers. However, this additional subjective evaluation is not based on any specific criteria and generally will not impact the bonus levels, either positively or negatively, except in cases of extraordinary performance. Based on the CEO’s assessment, no adjustment to the bonus amount determined based on Company performance was made based on extraordinary individual performance.

For bonuses made under the 2007 Annual Incentive Compensation Plan or otherwise, the following awards were approved:

Name	2013 Bonus Award	2012 Bonus Award	Change from 2012
Mr. Berkley	$6,200,000	$6,800,000	9.0% decrease
Mr. Rob Berkley	$1,200,000	$1,250,000	4.0% decrease
Mr. Ballard	$384,000	$400,000	4.0% decrease
Mr. Lederman	$385,000	$400,000	3.75% decrease
Mr. Shiel	$385,000	$400,000	3.75% decrease

The Compensation Committee approved these amounts after evaluation of the Company’s performance (both in comparison to the Company’s prior-year results, and relative to peer group and industry results), and the bonus levels relative to prior-year bonus payouts. The primary performance measure considered was ROE. The Compensation Committee also considered earnings per share, combined ratio, growth in book value, investment income, and consistency among members of the management team, as well as assessments of individual performance. Overall the Compensation Committee’s determination was that the Company performed well in 2013, but results were mixed, depending on the financial indicator considered, compared to 2012 results, and therefore the annual incentive bonuses were reduced from last year’s levels. A review of the Company’s performance is outlined in “Performance Highlights for Fiscal Year 2013” above.

For the CEO, Company performance was a critical factor in determining the final bonus amount. For the COO, the Compensation Committee considered individual performance with respect to his management of new operating units added in 2012 and 2013, and continued enhanced management oversight of the Company’s operations. For the other NEOs, no adjustments to the recommended bonus amounts were made based on extraordinary individual performance.

Long-Term Incentives.

Restricted Stock Units. RSU awards have historically been made at least twice over a five-year period and cliff vest after five years. No new awards were made in 2013. The next awards will be made in 2014, and will include performance-vesting conditions, as described above.

LTIP Awards. LTIP awards, like RSU grants, have historically been made at least twice over a five-year period and have a five-year performance period. A new LTIP award was made in 2013 (as discussed in the 2013 Grants of Plan-Based Awards table); another LTIP award was contingently made in 2014 (subject to stockholder approval of the 2014 Long-Term Incentive Plan proposal). During 2013, there were two relevant ongoing LTIP award cycles. Awards were made in 2011 and 2013, covering the five year periods from 2011-2015 and 2013-2017, respectively. These awards are structured similarly: units have no value at grant, but gain in value during the subsequent five year period based on growth in book value per share. If book value per share were to remain unchanged or decrease at the end of each five year period, the earned value of an award would be zero. The maximum award values of $250 per unit would be obtained if the Company’s adjusted book value per share increased from $24.30 to $48.87, for the 2011-2015 performance period, and from $28.24 to $56.81, for the 2013-2017 performance period, reflecting a 15% average annual increase in book value per share, as defined in the LTIP agreement.

Amounts earned under open LTIP cycles are shown in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table in the year that the amounts are earned (as required by SEC rules, even though the awards are not paid out until the end of the cycle, and may be forfeited). The values for 2013 include amounts earned under both the 2011-2015 and 2013-2017 performance cycles.

Severance and Change in Control Benefits

The Company generally does not have any contracts, agreements, plans or arrangements that provide for severance or similar payments to the NEOs at, following, or in connection with any termination of employment. However, the following agreements provide for certain benefits upon specific termination events:

•

The Supplemental Benefits Agreement, which is described in greater detail above, provides the CEO with certain benefits upon death or termination of employment to recognize his significant contributions to the Company’s success from the time he founded the Company.

•

RSUs held by the NEOs are subject to accelerated ratable vesting upon death or disability. Ratable vesting of the RSUs is intended to fairly compensate the NEOs for service to the Company through the date of their death or disability.

•

In the event of the termination of an NEO’s employment on account of his death, disability, qualified retirement, or his termination by the Company for a reason other than cause, subject to the terms and conditions of the LTIP agreements, the cash value of the LTIP awards will be determined and fixed as of the end of the fiscal year immediately prior to the fiscal year in which the termination occurred and paid within 90 days following such termination. This accelerated payment fairly compensates the NEOs for service to the Company through the fiscal year just prior to their termination.

The prospect of a change in control of the Company can cause significant distraction and uncertainty for executive officers. Therefore, the Compensation Committee believes that appropriate change in control provisions are important tools for aligning executives’ interests in change in control scenarios with those of stockholders. These provisions allow our executive officers to focus on strategic transactions that may be in the best interest of our stockholders without undue concern regarding the effect of such transactions on their continued employment. Upon a change in control of the Company as described in the various plan documents:

•	Benefits under the Supplemental Benefits Agreement with our CEO become payable.

•	RSUs granted prior to 2014 will become fully vested and settled in full.

•

The value of all LTIP awards granted prior to 2014 will be determined and fixed as of the end of the fiscal year prior to the change in control and paid to the participant within 90 days following the last day of the performance period that ends upon the change in control.

Starting in 2014, new RSU and LTIP awards will not vest or be paid out automatically in the event of a change in control and instead will include “double trigger” treatment upon a change in control. If the holder’s employment is terminated by the Company without “cause” or by the holder for “good reason” (each as defined in the award agreements) within 18 months following the change in control, the RSUs will vest and the value of LTIP awards will be determined and fixed as of the end of the fiscal year prior to the termination. However, in the limited circumstances that RSUs and LTIP awards are not assumed or substituted for in connection with a change in control, then all such RSUs will vest and the value of LTIP awards will be determined and fixed as of the end of the fiscal year prior to the change in control.

For additional detail, see “Executive Compensation — Potential Payments Upon Termination or Change in Control” below.

Other Policies and Considerations

The Company maintains other policies related to executive compensation and governance, including the following:

•	Clawback Policy. The Compensation Committee has approved recapture provisions for certain misconduct or breach of restrictive covenants by holders of RSUs and LTIP units.

•	Stock Ownership. The Company introduced stock ownership guidelines in 2013. Our NEOs are required to hold shares in the following amounts:

•	CEO: 10 times base salary

•	COO: 5 times base salary

•	Other NEOs: 3 times base salary

The CEO ownership guideline of 10 times base salary is materially higher than that used by most companies. Moreover, the CEO currently beneficially owns approximately 19.9% of the Company’s outstanding common stock. Other NEOs also have significant beneficial ownership positions (averaging in excess of 30 times base salary) through outright common stock ownership and RSU awards. As of December 31, 2013, all of our NEOs held stock well in excess of the amounts specified under the new guidelines, as noted in the following table:

Name	Ownership Guideline	Ownership Guideline (# of Shares) (1)	Eligible Shares Owned as of 12/31/2013 (2)	Eligible Shares Owned as of 12/31/2013 (Percentage of Ownership Guideline) (2)
Mr. Berkley	10x base salary	230,500	11,590,854	5,029%
Mr. Rob Berkley	5x base salary	98,000	1,218,264	1,244%
Mr. Ballard	3x base salary	42,000	253,331	606%
Mr. Lederman	3x base salary	42,000	311,566	745%
Mr. Shiel	3x base salary	42,000	268,789	643%

(1)	Based on the December 31, 2013 closing stock price of $43.39 as reported by the NYSE.
(2)	Based on shares that are owned by the NEO (as described below), less any pledged shares.

The following shares count towards meeting these ownership guidelines: shares that are owned by the executive, shares that are beneficially owned by the executive, such as shares in “street name” through a broker or shares held in trust, shares underlying unvested or vested and deferred RSUs, and other unvested or vested and deferred equity awards denominated in common stock, excluding pledged shares. Covered executives have five years to come into compliance with the guidelines.

•

Restrictions on Pledging. Shares used in fulfillment of the stock ownership guidelines may not be pledged or otherwise encumbered. In addition, vested but mandatorily deferred RSUs may not be pledged. For additional information concerning our CEO’s pledging of shares, see pages 44-45.

•

Prohibition on Hedging. The Company’s senior officers, as well as the presidents and chief financial officers of the Company’s subsidiaries, are prohibited from hedging and other derivative transactions with respect to the Company’s common stock.

•

Tax and Accounting Considerations. When reviewing compensation matters, the Compensation Committee considers the anticipated tax and accounting treatment of various payments and benefits to the Company and, when relevant, to its executives. Section 162(m) of the Code generally disallows a tax deduction for compensation in excess of $1 million paid to the CEO and the three other most highly compensated NEOs employed at the end of the year (other than the Chief Financial Officer). Certain compensation is specifically exempt from the deduction limit to the extent that it does not exceed $1 million during any fiscal year or is “performance-based” as defined in Section 162(m) of the Code. Although we have plans that permit the award of deductible compensation under Section 162(m) of the Code, the Compensation Committee does not necessarily limit executive compensation to the amount deductible under that provision. Rather, it considers the available alternatives and acts to preserve the deductibility of compensation to the extent reasonably practicable and consistent with its other compensation objectives. As a result, most of the Company’s compensation programs are generally intended to qualify for deductibility under Section 162(m) of the Code, including annual cash incentive bonuses and LTIP awards, but not time-vested RSUs, although as noted above, time-vested RSUs are mandatorily deferred upon vesting, so tax-deductibility will often be preserved. The Compensation Committee recognizes that the use of time-vested RSUs could ultimately result in the loss of some of the income tax deductions that we would otherwise be entitled to take, but determined that this tax consideration was less important than structuring the awards in a way that serves the goals of the executive compensation program.

Section 409A of the Code requires programs that allow executives to defer a portion of their current income — such as the Deferred Compensation Plan for Officers and the Supplemental Benefits Agreement with Mr. Berkley — to meet certain requirements regarding risk of forfeiture and election and distribution timing (among other considerations). Section 409A of the Code requires that “nonqualified deferred compensation” be deferred and paid under plans or arrangements that satisfy the requirements of the statute with respect to the timing of deferral elections, timing of payments and certain other matters. Failure to satisfy these requirements can expose employees and other service providers to accelerated income tax liabilities and penalty taxes and interest on their vested compensation under such plans. Accordingly, as a general matter, it is the Company’s intention to design and administer our compensation and benefits plans and arrangements for all of our employees and other service providers, including our NEOs, so that they are either exempt from, or satisfy the requirements of, Section 409A of the Code.

The Company accounts for stock-based compensation in accordance with FASB ASC Topic 718, Compensation — Stock Compensation, which requires the Company to recognize compensation expense for share-based payments (including RSUs).

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and the Company’s Annual Report on Form 10-K for the year ended December 31, 2013.

Compensation Committee

Mary C. Farrell, Chairwoman
Mark E. Brockbank
Christopher L. Augostini

April 3, 2014

The above report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

DISCUSSION OF RISK AND COMPENSATION PLANS

The Company has implemented a variety of practices, policies, and incentive design features that are intended to ensure that employees are not encouraged to take unnecessary or excessive risks. As a result, the Compensation Committee believes that risks arising from the Company’s compensation policies and practices for its employees are not reasonably likely to have a material adverse effect on the Company. These practices, policies and incentive design features include:

•	Multi-year equity vesting and multi-year performance periods (discussed on pages 34-35 of this proxy statement).

•	Clawback Policy (discussed on page 41 of this proxy statement).

•	Stock Ownership Guidelines for NEOs (discussed on pages 41-42 of this proxy statement).

•	Unsecured and Unfunded Deferred Compensation Program (discussed on page 36 of this proxy statement).

•	Prohibitions on Hedging and Restrictions on Pledging of Shares Held by Executives (discussed below and on page 42 of this proxy statement).

As part of its contribution to risk oversight, the Compensation Committee periodically reviews the pledging of shares by the Chairman of the Board and reports to the Board of Directors. The Compensation Committee has noted that Mr. Berkley has not sold a share of the Company’s stock in more than 40 years (other than in connection with cashless exercises of stock options, or to cover taxes on vested restricted stock units from time to time). His pledging actions are not designed to shift or hedge any economic risk associated with his ownership of the Compa-

ny’s shares. He has pledged shares from time to time because he did not want to reduce his significant ownership stake and weaken his alignment with the Company’s stockholders. The Compensation Committee reaffirmed its belief that it would be counterproductive for the Company’s Chairman of the Board to sell shares of the Company to reduce his pledged shares.

As noted on page 27, Mr. Berkley has reduced the number of shares pledged in each of the last two years, a reduction in pledged holdings totaling approximately 4.5 million shares. Moreover, his unpledged holdings total 11.6 million shares with an approximate market value of $500 million as of the end of 2013. The Compensation Committee and the Board of Directors are comfortable that, due to Mr. Berkley’s overall financial position, his pledging of a portion of his shares does not create a material risk to the Company.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the cash and non-cash compensation awarded to or earned by the Chairman of the Board and Chief Executive Officer of the Company, the Senior Vice President – Chief Financial Officer of the Company and the three other highest paid executive officers of the Company.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)		Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
William R. Berkley	2013	1,000,000	—		—	9,144,701	—	1,014,877	(4)(5)	11,159,578
Chairman of the Board	2012	1,000,000	—		9,250,000	9,724,393	9,219,748	2,102,639		31,296,780
and Chief Executive Officer	2011	1,000,000	—		—	8,491,788	4,922,497	783,852		15,198,137
W. Robert Berkley, Jr.	2013	850,000	—		—	2,843,488	—	504,253	(4)(5)	4,197,741
President and Chief	2012	850,000	—		4,995,000	2,533,718	—	709,741		9,088,459
Operating Officer	2011	850,000	—		—	2,103,254	—	382,527		3,335,781
Eugene G. Ballard	2013	605,000	384,000	(6)	—	368,088	—	94,021	(5)	1,451,109
Senior Vice President—	2012	590,000	400,000		832,500	365,549	—	184,787		2,372,836
Chief Financial Officer	2011	572,000	350,000		—	286,473	—	77,129		1,285,602
Ira S. Lederman	2013	605,000	—		—	753,088	—	92,661	(5)	1,450,749
Senior Vice President—	2012	590,000	—		832,500	765,549	—	184,787		2,372,836
General Counsel and Secretary	2011	572,000	350,000		—	286,473	—	77,129		1,285,602
James G. Shiel	2013	605,000	—		—	753,088	—	87,655	(5)	1,445,742
Senior Vice President—	2012	590,000	—		832,500	765,549	—	167,422		2,355,471
Investments	2011	572,000	350,000		—	286,473	—	73,118		1,281,592

(1)	Any amounts deferred, whether pursuant to a plan established under section 401(k) of the Code, or otherwise, are included for the year in which earned.

(2)	This column represents the aggregate grant date fair value of awards computed in accordance with FASB ASC Topic 718, Compensation—Stock Compensation. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For RSUs, fair value is calculated using the closing price of the Company’s common stock on the date of grant. The RSUs vest in one installment, generally on the fifth anniversary of the grant date, provided the recipient remains employed with the Company and/or its subsidiaries on such vesting date. If a recipient has a separation from service prior to such vesting date on account of death, disability or as determined by the Compensation Committee, a pro rata share of the number of RSUs granted to the recipient shall vest and be distributed to the recipient 90 days (or, in some cases, six months) following such event. Upon a separation from service for any other reason prior to vesting, all unvested RSUs held by the recipient will expire and be forfeited. The Compensation Committee may generally accelerate the vesting of any or all RSUs at any time. For additional information relating to the valuation assumptions with respect to the prior year grants, refer to note 24 of the Company’s consolidated financial statements in its Annual Report on Form 10-K for the year ended December 31, 2013, as filed with the SEC. These amounts reflect the Company’s accounting expense for these awards and do not necessarily correspond to the actual value that will be recognized by the NEOs.

(3)	This column includes the dollar amount of bonus awards earned by Messrs. Berkley, Rob Berkley, Lederman and Shiel for performance during 2013 under the 2007 Annual Incentive Compensation Plan of $6.2 million, $1.2 million, $385,000 and $385,000, respectively. These awards were paid in February 2014. This column also includes the dollar amounts contingently earned during 2013 with respect to awards granted to each of the NEOs prior to 2014 pursuant to the LTIP, subject to the terms and conditions of the LTIP agreements. See the Grants of Plan-Based Awards table on page 47 for additional information relating to the 2007 Annual Incentive Compensation Plan. For additional information on the LTIP, refer to note 25 of the Company’s consolidated financial statements in its Annual Report on Form 10-K for the year ended December 31, 2013, as filed with the SEC.

(4)

This amount includes (i) Company director fees of $85,500 and 3,000 vested shares of the Company’s common stock awarded to directors on May 21, 2013, having a value of $125,760, payable to each of Messrs. Berkley and Rob Berkley; (ii) the incremental cost to the Company related to personal use of Company-owned aircraft by Mr. Berkley ($152,162) and Mr. Rob Berkley ($105,632); and (iii) for Mr. Berkley only, secretarial and administrative assistant expenses of $71,817. To increase productivity and for reasons of security and personal safety, the Board of Directors has required Messrs. Berkley and Rob Berkley, to use Company-owned or non-commercial aircraft for all air travel. The methodology used to calculate the cost to the Company is based on the aggregate incremental variable trip-related costs, including the cost of fuel, on-board catering, landing and parking fees, flight crew travel expenses, and ground transportation costs. Since the corporate aircraft are used primarily for business travel, the methodology excludes fixed costs which do not change based on usage, such as pilots’ and other employees’ salaries, purchase costs of the aircraft, aircraft maintenance, and hangar expenses. This amount does not include $350 paid to each of Messrs. Berkley and Rob Berkley, representing director fees from Peyton Street Independent Financial Services Corporation (“Peyton Street”), a majority owned subsidiary until April 2013, and $1,050 paid to Mr. Berkley, representing director fees from InsurBanc, a subsidiary of Peyton Street.

(5)	For Messrs. Berkley, Rob Berkley, Ballard, Lederman and Shiel, these amounts include Company contributions to the Profit Sharing Plan of $21,675 each; premiums for term life insurance of $1,029 each; payments under the Benefit Replacement Plan of $63,325, $50,575, $31,110, $29,750 and $29,750, respectively; and dividend equivalents on vested and deferred RSUs of $493,609, $114,082, $40,207, $40,207 and $35,201, respectively.

(6)	This amount represents the discretionary annual cash incentive bonus paid to Mr. Ballard for 2013.

Plan-Based Awards

The following table shows information regarding awards granted to the NEOs in 2013 (portions of which are reflected to the extent required in the Summary Compensation Table):

2013 GRANTS OF PLAN-BASED AWARDS

Name	Units(#)	Plan Name	Estimated Possible and Future Payouts Under Non-Equity Incentive Plan Awards Maximum($)
William R. Berkley		2007 Annual Incentive Compensation Plan(1)	23,238,026
	40,000	2009 Long-Term Incentive Plan(2)	10,000,000
W. Robert Berkley, Jr.		2007 Annual Incentive Compensation Plan(1)	9,609,710
	25,000	2009 Long-Term Incentive Plan(2)	6,250,000
Eugene G. Ballard	5,000	2009 Long-Term Incentive Plan(2)	1,250,000
Ira S. Lederman		2007 Annual Incentive Compensation Plan(1)	1,048,332
	5,000	2009 Long-Term Incentive Plan(2)	1,250,000
James G. Shiel		2007 Annual Incentive Compensation Plan(1)	1,048,332
	5,000	2009 Long-Term Incentive Plan(2)	1,250,000

(1)	These amounts represented the potential maximum value of the annual bonus awards for 2013 under the 2007 Annual Incentive Compensation Plan, which was, for the CEO, 3.325% of the Company’s pre-tax net income, for the COO, 1.375% of the Company’s pre-tax net income, and for each of Messrs. Lederman and Shiel, 0.15% of the Company’s pre-tax net income. The amount of annual cash incentive bonus actually awarded for the year, however, is determined by the Compensation Committee, which may exercise discretion to pay less (but not more) than the maximums. For 2013, the Compensation Committee exercised its discretion to award lesser amounts under the plan and the actual amount of bonus awards paid to Messrs. Berkley, Rob Berkley, Lederman and Shiel for performance during 2013 under the 2007 Annual Incentive Compensation Plan was $6.2 million, $1.2 million, $385,000 and $385,000, respectively, and such amounts are reported in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table. Because of the nature of these bonus awards, there is no target or minimum threshold performance level for an award. As such, the “Threshold” and “Target” columns have been omitted from this table.

(2)

Each of these LTIP Units had no value at the time of grant. In order to earn the maximum value for each LTIP Unit, a 15% average annual increase in book value per share, as defined in the LTIP agreement, must be attained. The future payout value for each LTIP Unit is determined by multiplying the aggregate year-to-year increase in the per-share book value of the Company’s common stock over the five-year performance period by a factor of 8.76, subject to a maximum per-LTIP Unit value of $250.00. The aggregate dollar value of the award to each NEO will be the product of that per-LTIP Unit value and the number of LTIP Units awarded to each such executive. The dollar value of the awards will be paid to the executives at the end of the five-year performance period, subject to earlier payout of the earned value upon death or a termination of employment on account of disability or eligible retirement or by the

Company without “cause,” where such earned value will be based on the per-LTIP Unit value as of the end of the fiscal year immediately preceding the year in which such death or termination occurs. Upon a change in control of the Company, the value of all LTIP awards will be determined and fixed as of the end of the fiscal year immediately prior to the fiscal year in which the change in control occurred. The value will be paid to the participant within 90 days following the last day of the performance period that ends upon the change in control. An executive’s LTIP Units will be forfeited if certain continued employment conditions are not satisfied through the end of the performance period. An executive’s LTIP Units may also be forfeited or subject to recapture if such executive engages in misconduct or violates certain non-competition provisions of the award during the performance period and for two years following the end of the performance period. Because of the nature of these bonus awards, there is no target or minimum threshold performance level for an award. As such, the “Threshold” and “Target” columns have been omitted from this table.

Outstanding Equity Awards

The following table provides information on the holdings of unvested stock awards by the NEOs as of December 31, 2013. This table includes only unvested RSUs, as no NEO held any option awards as of December 31, 2013. Each equity grant is shown separately for each NEO. The market value of the stock awards is based on the closing market price of the Company’s stock as of December 31, 2013, which was $43.39, as reported on the NYSE.

OUTSTANDING EQUITY AWARDS AT FISCAL 2013 YEAR-END

	STOCK AWARDS
Name	Stock Award Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)
William R. Berkley	03/02/2010	300,000	13,017,000
	09/26/2012	250,000	10,847,500
W. Robert Berkley, Jr.	03/02/2010	150,000	6,508,500
	09/26/2012	135,000	5,857,650
Eugene G. Ballard	03/02/2010	25,000	1,084,750
	09/26/2012	22,500	976,275
Ira S. Lederman	03/02/2010	25,000	1,084,750
	09/26/2012	22,500	976,275
James G. Shiel	03/02/2010	25,000	1,084,750
	09/26/2012	22,500	976,275

(1)

Represents RSUs, each of which represents the right to receive one share of common stock, subject to vesting and continued employment requirements. These respective RSUs will vest in full in one installment generally on the fifth anniversary of their respective grant dates, provided the NEO remains employed by the Company on the vesting date. If an NEO separates from service prior to the vesting date on account of death, disability or as determined by the Compensation Committee, a pro rata share of the number of RSUs granted to him shall vest and be distributed to him generally 90 days (or in some cases, six months) following such termination date. Upon a separation from service for any other reason prior to vesting, all unvested RSUs will expire and be forfeited. In addition, vested RSUs may be subject to recapture by the Company in certain circumstances. As such, the NEOs may never realize the full value of these RSUs if such forfeiture or recapture occurs. In the event of a change in control of the

Company (as defined in the RSU agreements), all RSUs would vest in full and the shares of common stock underlying each RSU would be delivered to the NEOs. The Compensation Committee may generally accelerate the vesting of any or all RSUs at any time. These amounts do not include vested RSUs, the receipt of which have been mandatorily deferred.

Option Exercises and Stock (RSUs) Vested

During the year ended December 31, 2013, no NEO exercised any stock options nor had any stock awards (RSUs) that vested.

Pension Benefits

The following table shows for the year ended December 31, 2013 information relating to the pension benefits provided to Mr. Berkley under the Supplemental Benefits Agreement:

PENSION BENEFITS

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(1)(2)	Payments During Last Fiscal Year ($)(2)(3)
William R. Berkley	Supplemental Benefits Agreement	—	64,030,126	285,058

(1)	For additional information on the key actuarial assumptions used to derive the projected benefit obligation and related retirement expenses with respect to the Supplemental Benefits Agreement (as described above on pages 36-37), refer to note 26 of the Company’s consolidated financial statements in its Annual Report on Form 10-K for the year ended December 31, 2013, as filed with the SEC.

(2)	During 2013, the present value of the pension payable under the Supplemental Benefits Agreement decreased from $64,315,184 to $64,030,126. The decrease reflects the amount paid in 2013 of $285,058 (as noted below in footnote (3) hereto).

(3)	In 2013, the Compensation Committee elected to accelerate a portion of the payments under the Supplemental Benefits Agreement that would otherwise be made to Mr. Berkley upon his retirement from the Company. This was done to cover certain FICA tax obligations and related income tax obligations. The payments will reduce future benefit payments under the Supplemental Benefits Agreement.

Mr. Berkley’s retirement benefit payments commenced on January 2, 2014 and the balance of his benefit will be paid under the terms of the Supplemental Benefits Agreement and Section 409A of the Code.

Non-Qualified Deferred Compensation

The table below provides information on the year-end balances of amounts deferred in prior years by the NEOs under the Deferred Compensation Plan for Officers.

NON-QUALIFIED DEFERRED COMPENSATION FOR 2013

Name	Aggregate Earnings in Last FY ($)(1)	Aggregate Balance at Last FYE ($)(1)(2)
William R. Berkley	70,075	2,200,128
W. Robert Berkley, Jr.	—	—
Eugene G. Ballard	47,854	1,499,508
Ira S. Lederman	75,749	2,378,274
James G. Shiel	40,220	1,262,773

(1)	Such amounts are accrued, but are not secured or funded by the Company.

(2)	Does not include the following vested RSUs (the receipt of which have been mandatorily deferred until the earlier of the respective NEO’s separation of service or a change in control): Mr. Berkley — 1,265,663 RSUs; Mr. Rob Berkley — 292,519 RSUs; Mr. Ballard — 103,095 RSUs; Mr. Lederman — 103,095 RSUs; and Mr. Shiel — 90,258 RSUs. These RSUs are fully vested, but have been mandatorily deferred to align the NEO’s financial interests with those of the Company’s stockholders during the NEO’s employment since settlement of the RSUs is deferred until the NEO’s separation of service from the Company.

The amounts set forth in the table above were deferred pursuant to the Company’s Deferred Compensation Plan for Officers in which the NEOs are eligible to participate on a voluntary basis. Under the plan, participants may elect to defer all or a portion of their base salary, bonus compensation, and excess profit sharing contribution for any year. Amounts deferred will accrue a reasonable rate of interest, as determined annually by the Compensation Committee. At the time of the deferral election, amounts may be deferred until any date on or before the officer’s separation from service. At the officer’s election made at the time of deferral, the Company will pay the deferred amounts either in a lump sum or in no more than five annual installments beginning generally within 60 days of a date which is prior to or on the date of the officer’s separation from service (subject to a six-month delay to comply with Section 409A of the Code). For 2013, the Compensation Committee agreed to accrue interest on the deferred amounts at the prime rate of interest reported by JPMorgan Chase.

Potential Payments Upon Termination or Change in Control

Except as provided for in the CEO’s Supplemental Benefits Agreement, RSUs that ratably vest upon death or disability, and LTIP awards that become payable upon certain terminations, the Company does not have any contracts, agreements, plans or arrangements that provide for severance payments to the NEOs at, following, or in connection with any termination of employment. None of the NEOs other than the CEO has employment or change in control agreements with the Company. The information below describes and quantifies certain compensation that would become payable under existing plans and arrangements if a change in control had occurred or if an NEO’s employment had terminated on December 31, 2013. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be different. Factors that could affect these amounts include the timing during the year of any such event and the Company’s stock price.

Mr. Berkley is the only NEO who was eligible to receive immediate retirement benefits as of December 31, 2013, which benefits are described above and quantified in the Pension Benefits table on page 49. In addition to the cash retirement benefit described above on pages 36-37, during the two-year period following his termination as defined in the agreement or, if longer, the period that Mr. Berkley performs consulting services to the Company or remains Chairman of the Board, he will be entitled to continue to receive certain perquisites, including continued use of the Company plane and a car and driver, in a manner consistent with his prior use of such perquisites. Additionally, for so long as Mr. Berkley requests, following such termination, the Company is required to provide him with office accommodations and support, including secretarial support, in a manner consistent with that provided prior to such termination. The Company estimates the cost associated with the benefits that are to be provided during the two-year period set forth above to be $800,000 per annum, and that the cost associated with the benefits to be provided upon request would be $200,000 per annum. After his termination, Mr. Berkley and his spouse are also entitled to receive lifetime health insurance coverage for which the Company estimates the present value of the cost to be $287,000. The estimated benefit to Mr. Berkley under the Supplemental Benefits Agreement described above, had he become entitled to receive such benefits upon a change in control occurring on December 31, 2013, does not include any gross-up as provided under the agreement because Mr. Berkley would not have been subject to the excise tax under Section 4999 of the Code.

The agreement prohibits Mr. Berkley from competing against the Company for two years following his resignation of employment other than for “good reason,” during which time Mr. Berkley has agreed to be available to provide consulting services to the Company.

As described in the Compensation Discussion and Analysis above, with respect to all the NEOs, and in the Pension Benefits table, with respect to Mr. Berkley, upon a change in control as described in the various plan documents:

1. Mr. Berkley will be entitled to a lump sum payment of the present value of the retirement benefit under the Supplemental Benefits Agreement, as disclosed in the Pension Benefits table above.

2. RSUs become fully vested and settled in full as of the date immediately before the date of the change in control, or such other date as determined by the Compensation Committee, but no later than the date of the change in control.

3. The value of all LTIP awards will be determined and fixed as of the end of the fiscal year immediately prior to the fiscal year in which the change in control occurred. The value will be paid to the participant within 90 days following the last day of the performance period that ends upon the change in control.

In addition, if one of the NEOs were to die or become disabled, his RSUs would vest pro-rata. With respect to LTIP awards, if one of the NEOs, prior to the last day of the performance period of the award, were to terminate employment due to death, disability, qualified retirement, or termination by the Company for a reason other than cause, subject to the terms and conditions of the LTIP agreements, the cash value of the LTIP awards for that NEO would be determined and fixed as of the end of the fiscal year immediately prior to the fiscal year in which the termination occurred and paid 90 days following the termination.

The following table provides the value based upon the Company’s stock price of RSUs that would become vested (but not the value of any already vested and deferred RSUs that would be settled), as well as the value of all performance units awarded under the LTIP, upon (A) a change in control, (B) if the NEO had died or become disabled or (C) if the NEO had a qualified retirement or was terminated by the Company for a reason other than cause, in each case as of December 31, 2013.

POTENTIAL TERMINATION OR CHANGE IN CONTROL PAYMENTS

UNDER RSUS AND THE LTIP

Name	RSUs ($)	LTIP ($)(1)	Total ($)
William R. Berkley
Change in Control	23,864,500	2,647,299	26,511,799
Death or Disability	6,420,970	2,647,299	9,068,269
Qualified Retirement or Other than for Cause Termination	—	2,647,299	2,647,299
W. Robert Berkley, Jr.
Change in Control	12,366,150	1,323,662	13,689,812
Death or Disability	3,210,485	1,323,662	4,534,147
Qualified Retirement or Other than for Cause Termination	—	1,323,662	1,323,662
Eugene G. Ballard
Change in Control	2,061,025	330,912	2,391,937
Death or Disability	535,081	330,912	865,993
Qualified Retirement or Other than for Cause Termination	—	330,912	330,912
Ira S. Lederman
Change in Control	2,061,025	330,912	2,391,937
Death or Disability	535,081	330,912	865,993
Qualified Retirement or Other than for Cause Termination	—	330,912	330,912
James G. Shiel
Change in Control	2,061,025	330,912	2,391,937
Death or Disability	535,081	330,912	865,993
Qualified Retirement or Other than for Cause Termination	—	330,912	330,912

(1)	The amount reported in this column is based on the value of a LTIP Unit on December 31, 2012, the end of the fiscal year immediately prior to the fiscal year in which the termination or change in control is deemed to have occurred for purposes of this table. Had a termination or change in control occurred on or after January 1, 2014, the LTIP value including the amount earned during 2013 would have been as follows for the NEOs: Berkley—$5,592,000; Rob Berkley—$2,967,150; Ballard—$699,000; Lederman—$699,000; and Shiel—$699,000.

Certain of the NEOs participate in the Deferred Compensation Plan for Officers that permits the deferral of their base salary, bonus compensation, and excess profit sharing contribution for any year. The last column of the Non-Qualified Deferred Compensation table for 2013 on page 50 reports each NEO’s aggregate balance at December 31, 2013. The NEOs are entitled to receive the amount in their deferred compensation account in the event of a separation from service. The account balances continue to accrue interest income between the separation from service event and the date distributions are made, and therefore amounts payable to the NEOs, assuming a separation from service on December 31, 2013, would differ from those shown in the Non-Qualified Deferred Compensation table for 2013 to some small degree to account for such interest. Mandatorily deferred RSUs that previously vested shall be distributed to the recipient 90 days (or, in some cases, six months) following such separation from service event.

Director Compensation

For 2013, each director received a quarterly stipend of $18,000 for the first and second quarters and $21,000 for the third and fourth quarters, and a fee of $1,500 for each Board meeting attended. In addition, on May 21, 2013, pursuant to the Company’s 2009 Directors Stock Plan, each continuing director received a grant of 3,000 vested shares of the Company’s common stock. The Company’s stock retention guideline requires directors to hold such shares until such time he or she is no longer serving as a member of the Board of Directors of the Company. Members of the Audit Committee and the Compensation Committee each receive an annual stipend of $5,000, with the Chair of each such committee receiving an additional annual stipend of $30,000. Members of the Audit Committee and the Compensation Committee each also receive $1,000 for each substantive meeting attended. In accordance with the Company’s stock ownership guidelines, each director, within 12 months of becoming a director, is required to own an amount of common stock of the Company equal to three times the annual stipend paid to the director.

The Company also maintains the Deferred Compensation Plan for Directors pursuant to which directors may elect to defer all or a portion of their retainer and/or meeting fees for any year. Amounts deferred may, at the election of the director, (1) be deemed invested in the Company’s common stock or (2) accrue a reasonable rate of interest, determined annually by the Compensation Committee. At the time of the deferral election, amounts may be deferred until any date on or before the director’s separation from service with the Board of Directors. The Company will pay the deferred amounts, at the election of the director made at the time of deferral, either in a lump sum or in no more than five annual installments beginning on a date which is prior to or on the date of the director’s separation from service with the Board of Directors. Upon the death of a director, the director’s deferred account balance will be distributed within 60 days following death. For 2013, the Compensation Committee determined that interest on the deferred amounts would accrue at the prime rate of interest reported by JPMorgan Chase.

The following table shows for the year ended December 31, 2013, information concerning the compensation of directors who are not named in the Summary Compensation Table:

2013 DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Christopher L. Augostini	97,500	125,760	223,260
Ronald E. Blaylock	96,500	125,760	222,260
Mark E. Brockbank	97,500	125,760	223,260
George G. Daly	95,500	125,760	221,260
Mary C. Farrell	127,500	125,760	253,260
Jack H. Nusbaum	85,500	125,760	211,260
Mark L. Shapiro	126,500	125,760	252,260

(1)	Represents the fair value of 3,000 shares of the Company’s common stock on May 21, 2013, the date of grant ($41.92 per share) as reported on the NYSE.

EQUITY COMPENSATION PLAN INFORMATION

The following table gives information about our common stock that may be issued upon the exercise of options, warrants and rights under our existing equity compensation plans and arrangements as of December 31, 2013, including the W. R. Berkley Corporation 2003 Stock Incentive Plan, W. R. Berkley Corporation 2012 Stock Incentive Plan and the W. R. Berkley Corporation 2009 Directors Stock Plan. The table also includes information regarding 978,760 RSUs awarded to officers of the Company and its subsidiaries on April 4, 2003 (as adjusted for subsequent stock splits) under a plan not approved by stockholders.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights		(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(a))
Equity compensation plans approved by stockholders	8,135,324	(1)	—	(2)	6,724,011
Equity compensation plans not approved by stockholders	978,760	(3)	—	(2)	—
Total	9,114,084		—	(2)	6,724,011

(1)	Represents 4,491,520 unvested RSUs and 3,643,804 vested RSUs that have been mandatorily deferred pursuant to their terms.

(2)	Outstanding securities consist solely of RSUs that become issuable without any cash payment required for such shares.

(3)	Represents RSUs, each of which represents the right to receive one share of common stock following the recipient’s termination of employment with the Company and its subsidiaries. Delivery of shares of common stock to the RSU recipients in satisfaction of the settlement of RSUs will be satisfied exclusively from treasury shares held by the Company. These RSUs held by any recipient vested in full in one installment on April 4, 2008. In the event of a change in control of the Company (as defined in the RSU agreements) the shares of common stock underlying each RSU will be delivered to the RSU recipients. The following list sets forth the names of the executive officers of the Company who received such RSUs on April 4, 2003 and the number of RSUs each individual received (as adjusted for subsequent stock splits): William R. Berkley — 455,625; Rob Berkley — 33,750; Eugene G. Ballard — 33,750; Ira S. Lederman — 33,750; and James G. Shiel — 25,313; and an aggregate of 396,572 RSUs were granted to 24 other officers of the Company and its subsidiaries. For additional information, refer to note 24 of the Company’s consolidated financial statements in its Annual Report on Form 10-K for the year ended December 31, 2013, as filed with the SEC.

PROPOSAL 2: APPROVAL OF THE W. R. BERKLEY CORPORATION 2014 LONG-TERM INCENTIVE PLAN

The Board submits to the stockholders for approval the W. R. Berkley Corporation 2014 Long-Term Incentive Plan (the “2014 LTIP”). The Board believes that it is in the best interest of the Company and the stockholders to adopt the 2014 LTIP. The 2014 LTIP is a cash-based plan that does not provide for the payment of any equity compensation. It is designed to encourage teamwork among key employees of the Company and its subsidiaries and affiliates to foster the achievement of the Company’s long-term goals, to reward these employees with pay that relates to the Company’s performance and to provide a means through which the Company may attract, motivate and retain talented individuals who can assist the Company in achieving its long-term goals. Compensation payable under the 2014 LTIP is based on long-term corporate performance and promotes our pay-for-performance compensation philosophy by providing cash incentive awards to designated executives, who, through their efforts, directly and significantly impact the achievement of our long-term goals and objectives.

We are asking stockholders to approve the adoption of the 2014 LTIP so that awards under the 2014 LTIP may qualify under Section 162(m) of the Code (“Section 162(m)”), which allows a U.S. federal income tax deduction for performance-based compensation paid to the executive officers who are named in the Company’s annual proxy statements (the “named executive officers”) other than the chief financial officer. Payment of incentive compensation to named executive officers, other than the chief financial officer, other than under a stockholder-approved Section 162(m) plan generally results in the loss of a federal income tax deduction for such incentive compensation to the extent that such compensation exceeds applicable thresholds. As such, Section 162(m) plans, such as the proposed 2014 LTIP, are standard features of executive compensation programs at U.S. public companies in the insurance industry and in other industries. The Company currently does not have a stockholder-approved Section 162(m) plan covering new grants of non-equity-related long-term incentive awards. Its previous stockholder-approved long-term Section 162(m) plan, the 2009 Long-Term Incentive Plan, expired in accordance with its terms at the end of December 2013 other than for awards previously granted.

Notwithstanding the adoption or rejection of the 2014 LTIP and its submission to stockholders, the Company reserves the right to pay its executives, including participants in the 2014 LTIP, amounts which may or may not be deductible under Section 162(m) (or other provisions) of the Code. If the 2014 LTIP is not approved by the stockholders, the 2014 LTIP will terminate and any awards under the 2014 LTIP will become void and we will not be able to deduct certain cash compensation for our named executive officers, other than the chief financial officer, under the Code. In that event, however, we likely will consider other forms of compensation for executives as may be necessary or appropriate to incentivize key executive talent but such amounts will be subject to the deduction limitations of Section 162(m). The loss of such tax deductions would likely result in the Company paying more taxes in those years or having the benefit of fewer net operating losses to reduce future tax payments. Accordingly, the Board urges stockholders to approve the 2014 LTIP.

The following is a summary of the material features of the 2014 LTIP. This summary is not intended to be a complete description of all of the 2014 LTIP provisions, and is qualified in its entirety by the complete text of the 2014 LTIP, which is attached to this proxy statement as Annex A.

Term of the 2014 LTIP

Provided the stockholders approve the 2014 LTIP and unless earlier terminated, the 2014 LTIP has a five-year term and will terminate on December 31, 2018. After the 2014 LTIP is terminated, no awards may be granted but awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and subject to the completion of the applicable performance period. Because performance periods may last up to five (5) years, awards granted under the 2014 LTIP in the last year of the term may accrue value through December 31, 2023.

Administration

The 2014 LTIP will be administered by a committee appointed by the Board. The Compensation Committee has been appointed to administer the 2014 LTIP (the administrator of the 2014 LTIP is hereafter referred to as the “Committee”). The Board of Directors may from time to time, in its discretion, change the members of the Committee and/or appoint new members. The Committee may, in certain circumstances, delegate its authority and administrative duties under the 2014 LTIP to one or more of its members or to one or more officers of the Company or its subsidiaries or affiliates.

The Committee has full and exclusive discretionary power to administer the 2014 LTIP, including interpreting the terms and the intent of the 2014 LTIP and any award agreement or other agreement thereunder, selecting award recipients, granting awards, establishing all terms and conditions for awards and making all other determinations it deems necessary or proper for the administration of the 2014 LTIP.

Eligibility

Eligibility for participation in the 2014 LTIP is open to all employees but is expected to be limited to select key employees of the Company and its subsidiaries and affiliates designated by the Committee. There are approximately 100 or fewer key employees currently eligible for participation in the 2014 LTIP.

Performance Units

The 2014 LTIP allows for the award of performance units (“Units”) to employees in such amounts and upon such terms as determined by the Committee. The Units are intended to provide value to the recipients based on the attainment of certain performance goals set by the Committee over the course of a specified performance period. Performance periods must be no shorter than a fiscal year and no longer than five fiscal years, as determined by the Committee. The realization of value may, in addition, be conditioned on certain vesting and continued employment conditions. At the end of the performance period, or earlier upon specified trigger events, the award recipients will receive a cash payment based on the degree of attainment of the performance goals and other vesting conditions. The Committee also has the authority to provide for accelerated vesting of any award based on the achievement of performance goals (as permitted under applicable tax law). The maximum aggregate amount awarded or credited with respect to awards to any Covered Employee (as defined in the 2014 LTIP) in any one year during a performance period may not exceed ten million dollars ($10,000,000), plus the amount of the Covered Employee’s unused applicable annual award limit as of the close of the previous year. Except as otherwise provided in an award agreement or as otherwise determined at any time by the Committee, Units may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than to a designated beneficiary upon a participant’s death, by will or by the laws of descent and distribution.

Performance Measures

The performance goals, upon which the payment or vesting of any award to any Covered Employee is contingent, are limited to the following performance measures: net income or operating income; net income per share or operating income per share; aggregate or per-share book value or adjusted book value; written premiums (net or gross); return measures (including, but not limited to, return on assets, capital, investments, equity, sales, or premiums); cash flow (including, but not limited to, cash flow from operating activities, investment activities and financing activities); combined ratios (an insurance industry formula that relates premium income to expenses and claims losses); Economic Value Added®; share price (including, but not limited to, growth measures and total shareholder return); increase in or maintenance of the Company’s market share; investment income; and other comprehensive income (including changes in unrealized investment gains and losses). The Committee may base performance goals on other performance measures not listed above for awards granted to individuals other than Covered Employees.

Any one or more of these performance measure(s) may be used to measure the performance of the Company, a subsidiary, and/or affiliate as a whole, or any business unit of the Company, subsidiary, and/or affiliate, or any combination thereof, or by comparison with the performance of one or more comparison companies or business units, or any published or special index that the Committee deems appropriate.

The Committee may provide in any award that any evaluation of the attainment of performance goals may include or exclude any of the following events that occur during a performance period: asset write-downs or impairments; litigation or claim judgments or settlements; the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; reorganization, restructuring and recapitalization programs; extraordinary items pur-

suant to GAAP and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year; acquisitions or divestitures; foreign exchange gains and losses; stock repurchases and imputed income on stock repurchases; payment of dividends or distributions on equity; accrual of tax expense from all the awards made under the 2014 LTIP and such other economic event not in the ordinary course of business.

Deferrals

The Committee may permit or require an award holder to defer the receipt of the payment of cash that would otherwise be due to such holder by virtue of the satisfaction of any requirements or performance goals with respect to any awards, subject to such rules and procedures the Committee may establish for the purpose of permitting or requiring such deferrals.

Change in Control

The Committee may prescribe certain consequences for an award upon the occurrence of a change in control (as defined in the 2014 LTIP), and may set forth such consequences in the award agreement.

Termination and Amendment

The Committee may, at any time and from time to time, alter, amend, modify, suspend, or terminate the 2014 LTIP in whole or in part; provided, however, that no amendment of the 2014 LTIP shall be made without stockholder approval if stockholder approval is required by law, regulation, or stock exchange rule or without a participant’s written consent if such alteration, amendment, modification, suspension or termination would adversely affect in a material way any award previously granted under the 2014 LTIP.

New Plan Benefits

Subject to the approval of the 2014 LTIP by our stockholders at the annual meeting, the Committee designated certain employees as participants in the 2014 LTIP for the performance period beginning on January 1, 2014 and ending on December 31, 2018. The amount of each participant’s award will be subject to the attainment of performance goals set by the Committee for the performance period and will be subject to the Committee’s right to reduce any participant’s award. Such awards are set forth in the table below:

Name and Position	Units(#)(1)	Maximum Value($)
William R. Berkley	40,000	4,000,000
Chairman of the Board and Chief Executive Officer

W. Robert Berkley, Jr.	30,000	3,000,000
President and Chief Operating Officer

Eugene G. Ballard	5,000	500,000
Senior Vice President — Chief Financial Officer

Ira S. Lederman	5,000	500,000
Senior Vice President — General Counsel and Secretary

James G. Shiel	5,000	500,000
Senior Vice President — Investments

NEO Total	85,000	8,500,000
Non-Executive Officer Employees Total	135,000	13,500,000
Non-Executive Directors Total	—	—

(1)

Each of these Units had no value at the time of grant. In order to earn the maximum value for each Unit, a 15% average annual increase in book value per share, as defined in the LTIP agreement, must be attained. The future payout value for each Unit is determined by multiplying the aggregate year-to-year increase in the per-share book value of the Company’s common stock over the five-year performance period by a factor of 3.15, subject to a maximum per-Unit value of $100.00. The aggregate dollar value of the award to each employee will be the product of that per-Unit value and the number of Units awarded to each such employee. The dollar value of the awards will be paid to the employees at the end of the five-year performance period, subject to earlier payout of the earned value (i) upon death or a termination of employment on account of disability or eligible retirement, by the Company without “cause,” or, following a change in control, by the employee for “good reason,” or (ii) upon a change in control if the Units are not assumed or substituted in connection with such change in control, in each case where such earned value will be based on the per- Unit value as of the end of the fiscal year immediately preceding the year in which such death, termination or change in control occurs. An employee’s Units will be forfeited if certain continued employment conditions are not satisfied through the end of the performance period. An employee’s

Units may also be forfeited or subject to recapture if such employee engages in misconduct or violates certain non-competition provisions of the award during the performance period and for two years following the end of the performance period.

With respect to other grants under the 2014 LTIP, it is not possible to determine the specific amounts of awards that may be awarded in the future under the 2014 LTIP because the grant of awards under the 2014 LTIP are subject to the discretion of the Committee.

The Board of Directors unanimously recommends a vote “FOR” the approval of the W. R. Berkley Corporation 2014 Long-Term Incentive Plan.

PROPOSAL 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with Section 14A of the Securities Exchange Act of 1934, we are submitting to our stockholders this advisory vote on the compensation of our NEOs, which gives stockholders another mechanism to convey their views about our compensation programs and policies. Although your vote on executive compensation is not binding on the Board of Directors or the Company, the Board of Directors values the views of our stockholders. The Board of Directors and Compensation Committee will review the results of the non-binding vote and consider them in addressing future compensation policies and decisions.

As described in detail under the heading “Compensation Discussion and Analysis,” we believe that our executive compensation programs create a strong competitive advantage in the market both for retaining talent and for creating long-term stockholder value. They align the interests of the NEOs with those of our stockholders, and reward achievement of our strategic objectives.

Specifically, we incentivize our executives with a non-formulaic annual bonus program, which provides the Compensation Committee with flexibility to respond to market conditions on a real-time basis and avoids creating counterproductive incentives for our executives. Additionally, RSU awards for our NEOs contain a mandatory deferral feature that delays settlement and delivery of shares until the executive’s separation from service with the Company, which promotes a long-term perspective on performance. Our LTIP program promotes our long-term approach to compensation incentives, as well as our emphasis on pay for performance, because LTIP awards remain outstanding over a five-year period and have value only to the extent that the Company experiences growth in book value per share. Consistent with good corporate governance practices, we do not provide our NEOs with employment agreements or cash severance in the event of a termination of employment.

In response to feedback from our stockholders, the Company has revised its executive compensation program as described under the heading “Compensation Discussion and Analysis.”

The Company’s 2013 performance was solid overall and continues to reflect our disciplined, long-term approach to managing the business, although results were mixed for some performance indicators. The Company delivered:

•

ROE based on net income of 11.6%, and operating ROE (excluding net investment gains and debt extinguishment costs) of 10.0%. As noted in the Compensation Discussion and Analysis, ten-year average ROE was 16.8%, compared to an average return on equity of 11.9% at our peer companies.

•	Net income per share was $3.55 and operating income per share was $3.06 (compared to $3.56 and $2.61, respectively, in 2012).

•	Our combined ratio (reflecting our underwriting profitability) was 95.1% and continued to outperform industry norms.

•	Our book value per share increased 3.6% to $32.79 from $31.66.

In light of these results, annual cash incentive compensation for our CEO and COO decreased 9% and 4%, respectively from 2012 and for the other NEOs decreased 3.75% to 4.0% from 2012. We believe that these decisions support our goal of compensating our executives in a manner that is commensurate with the Company’s performance.

The vote on this resolution is not intended to address any specific element of compensation; rather, the vote is intended to provide our stockholders with the opportunity to approve, on an aggregate basis and in light of our corporate performance, the compensation program for our NEOs as described above. The following resolution will be submitted for a stockholder vote at our 2014 Annual Meeting:

“RESOLVED, that the stockholders of the Company approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers listed in the 2013 Summary Compensation Table included in the proxy statement for the 2014 Annual Meeting, as such compensation is disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the section titled “Compensation Discussion and Analysis,” as well as the compensation tables and other narrative executive compensation disclosures thereafter.”

The Board of Directors unanimously recommends a vote “FOR” the adoption of the resolution above approving the compensation of the Company’s NEOs.

PROPOSAL 4: APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

KPMG LLP has been appointed by the Board of Directors as the independent registered public accounting firm to audit the financial statements of the Company for the fiscal year ending December 31, 2014. The appointment of this firm was recommended to the Board of Directors by the Audit Committee. The Board of Directors is submitting this matter to a vote of stockholders in order to ascertain their views. If the appointment of KPMG LLP is not ratified, the Board of Directors will reconsider its action and will appoint auditors for the 2014 fiscal year without further stockholder action. Further, even if the appointment is ratified by stockholder action, the Board of Directors may at any time in the future in its discretion reconsider the appointment without submitting the matter to a vote of stockholders.

It is expected that representatives of KPMG LLP will attend the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate stockholder questions.

The Board of Directors unanimously recommends a vote “FOR” the ratification of the appointment of KPMG LLP.

Audit and Non-Audit Fees

The aggregate amount of the fees billed or expected to be billed by KPMG LLP for its professional services provided in 2013 and 2012 were as follows:

Type of Fees	2013	2012
Audit fees(1)	$7,906,600	$7,592,500
Audit-related fees(2)	128,600	190,200
Tax fees(3)	113,900	106,900
All other fees(4)	104,800	131,700

Total fees	$8,253,900	$8,021,300

(1)	Audit fees consist of fees the Company paid to KPMG LLP for professional services for the audit of the Company’s consolidated financial statements included in its Form 10-K and review of financial statements included in its Forms 10-Q, or for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements and public offerings of securities.

(2)	Fees associated with actuarial services and the audit of health and benefit plans.

(3)	Tax fees consist of fees for tax consultations and tax compliance services.

(4)	All other fees consist of fees for other non-audit related services.

Pre-Approval Policies

Consistent with SEC policies regarding auditor independence, the Audit Committee has adopted a policy regarding the pre-approval of services of the Company’s independent auditors. Pursuant to this policy, such services may be generally pre-approved on an annual basis; other services, or services exceeding the pre-approved cost levels, must be specifically pre-approved by the Audit Committee. The Audit Committee may also delegate pre-approval authority to one or more of its members. All of such fees for 2013 were approved by the Audit Committee in accordance with this policy.

AUDIT COMMITTEE REPORT

To the Board of Directors of W. R. Berkley Corporation:

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for establishing and maintaining adequate internal financial controls, for preparing the financial statements and for the public reporting process. KPMG LLP, the Company’s independent registered public accounting firm for 2013, is responsible for expressing opinions on the conformity of the Company’s audited financial statements with accounting principles generally accepted in the United States of America and on the effectiveness of the Company’s internal control over financial reporting.

In this context, the Audit Committee has reviewed and discussed with management and KPMG LLP the audited financial statements for the year ended December 31, 2013 and KPMG LLP’s evaluation of the Company’s internal control over financial reporting. The Audit Committee has discussed with KPMG LLP the matters that are required to be discussed by Auditing Standards No. 16, Communications with Audit Committees. KPMG LLP has provided to the Audit Committee the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence and the Audit Committee has discussed with KPMG LLP that firm’s independence. The Audit Committee has concluded that KPMG LLP’s provision of audit and non-audit services to the Company and its affiliates are compatible with KPMG LLP’s independence.

Based on the considerations and discussions referred to above, the Audit Committee recommended to our Board of Directors that the audited financial statements for the year ended December 31, 2013 be included in our Annual Report on Form 10-K for 2013. The Audit Committee has selected, and the Board of Directors has ratified the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014.

Audit Committee

Mark L. Shapiro, Chairman

Ronald E. Blaylock

George G. Daly

April 4, 2014

The above report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

OTHER MATTERS TO COME BEFORE THE MEETING

Management is not aware of any matters to come before the Annual Meeting other than as set forth above. However, since matters of which management is not now aware may come before the Annual Meeting or any adjournment thereof, the proxies intend to vote, act and consent in accordance with their best judgment with respect thereto. Upon receipt of such proxies properly submitted in time for voting, the shares represented thereby will be voted as indicated therein and in this proxy statement.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based solely on its review of the copies of Forms 3, 4 and 5 received by it, or written representations from certain reporting persons that no Forms 5 were required for such persons, the Company believes that all filing requirements under Section 16(a) of the Exchange Act applicable to its officers, directors and ten-percent stockholders were complied with during the year ended December 31, 2013.

STOCKHOLDER NOMINATIONS FOR BOARD MEMBERSHIP AND OTHER PROPOSALS

It is anticipated that the next Annual Meeting of Stockholders after the one scheduled for May 20, 2014 will be held on or about May 19, 2015. The Company’s By-Laws require that, for nominations of directors or other business to be properly brought before an Annual Meeting of Stockholders, written notice of such nomination or proposal for other business must be furnished to the Company. Such notice must contain certain information concerning the nominating or proposing stockholder and information concerning the nominee and must be furnished by the stockholder (who must be entitled to vote at the meeting) to the Secretary of the Company, in the case of the Annual Meeting of Stockholders to be held in 2015 no earlier than February 19, 2015 and no later than March 20, 2015. A copy of the applicable provisions of the By-Laws may be obtained by any stockholder, without charge, upon written request to the Secretary of the Company at the address set forth below.

Since the Company did not receive notice of any stockholder proposal for the 2014 Annual Meeting, it will have discretionary authority to vote on any stockholder proposals presented at such meeting.

In addition to the foregoing, and in accordance with the rules of the SEC, in order for a stockholder proposal, relating to a proper subject, to be considered for inclusion in the Company’s proxy statement and form of proxy relating to the Annual Meeting of Stockholders to be held in 2015, such proposal must be received by the Secretary of the Company by December 8, 2014 in the form required under and subject to the other requirements of the applicable rules of the SEC. Any such proposal should be submitted by certified mail, return receipt requested, or other means, including electronic means, that allow the stockholder to prove the date of delivery.

The Company’s (i) Annual Report on Form 10-K for the year ended December 31, 2013; (ii) Corporate Governance Guidelines; (iii) Code of Ethics and Business Conduct; (iv) Statement of Business Ethics for the Board of Directors; (v) Code of Ethics for Senior Financial Officers; (vi) Audit Committee Charter; (vii) Compensation Committee Charter; and (viii) Nominating and Corporate Governance Committee Charter are available on our website at www.wrberkley.com and are also available without charge to any stockholder of the Company who requests a copy in writing. Requests for copies of any or all of these documents should be directed to the Secretary, W. R. Berkley Corporation, 475 Steamboat Road, Greenwich, Connecticut 06830.

By Order of the Board of Directors,

WILLIAM R. BERKLEY

Chairman of the Board and

Chief Executive Officer

ANNEX A

2014 Long-Term Incentive Plan

W. R. Berkley Corporation

EFFECTIVE JANUARY 1, 2014

-i-

W. R. Berkley Corporation

2014 Long-Term Incentive Plan

ARTICLE 1.

Establishment, Purpose, and Duration

1.1 Establishment. W. R. Berkley Corporation, a Delaware corporation (hereinafter referred to as the “Company”), establishes a long-term incentive plan to be known as the W. R. Berkley Corporation 2014 Long-Term Incentive Plan (hereinafter referred to as the “Plan”), as set forth in this document.

The Plan permits the grant of Performance Units whose payout in cash depends on the long-term performance of the Company and/or Participants during a Performance Period.

The Plan shall become effective on January 1, 2014 (the “Effective Date”) subject to approval by the Company’s shareholders at its annual meeting to be held on May 20, 2014. The Plan, if so approved, shall remain in effect as provided in Section 1.3 hereof. If not so approved, the Plan and any Awards granted under the Plan shall be null and void, ab initio.

1.2 Purpose of the Plan. The primary purposes of the Plan are to (a) encourage teamwork among Participants to help achieve the Company’s long-term goals; (b) reward performance with pay that varies in relation to the Company’s and/or Participant’s performance; and (c) provide a means through which the Company may attract, motivate, and retain individuals who can assist the Company in achieving its long-term goals. The Company intends that compensation payable under the Plan will qualify for deduction under Code Section 162(m).

1.3 Duration of the Plan. Unless sooner terminated as provided herein, the Plan shall terminate five (5) years from the Effective Date. After the Plan is terminated, no Awards may be granted, but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and the Plan’s terms and conditions.

ARTICLE 2.

Definitions

Whenever used in the Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized.

2.1 “Affiliate” shall mean an “Affiliate” of the Company as such term is defined in Rule 12b-2 of the General Rules and Regulations of the Exchange Act.

2.2 “Annual Award Limit” has the meaning set forth in Article 4.

2.3 “Award” means a grant of one or more Performance Units under Article 6.

2.4 “Award Agreement” means either (i) a written agreement, including in an electronic format, entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under this Plan, or (ii) a written statement, including in an electronic format, issued by the Company to a Participant describing the terms and provisions of such Award.

1

2.5 “Board” or “Board of Directors” means the Board of Directors of the Company.

2.6 “Change in Control” shall have the meaning ascribed thereto in the Company’s 2012 Stock Incentive Plan.

2.7 “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time.

2.8 “Committee” means the Compensation Committee of the Board, or any other committee designated by the Board to administer this Plan. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board and, when determining Awards intended to be Performance-Based Compensation for Covered Employees and making other determinations with respect to such Awards for Covered Employees hereunder, shall consist of only “outside directors” within the meaning of Code Section 162(m) and the regulations promulgated thereunder, or any successor statute.

2.9 “Company” means W. R. Berkley Corporation, a Delaware corporation, and any successor thereto as provided in Article 14 herein.

2.10 “Covered Employee” means a Participant who is a “covered employee,” as defined in Code Section 162(m) and the regulations promulgated thereunder, or any successor statute.

2.11 “Director” means any individual who is a member of the Board.

2.12 “Effective Date” has the meaning set forth in Section 1.1.

2.13 “Employee” means any employee of the Company, an Affiliate, and/or a Subsidiary.

2.14 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor act thereto.

2.15 “Insider” shall mean an individual who has been determined by the Company to be an “insider” for purposes of Section 16 of the Exchange Act.

2.16 “Participant” means any eligible person as set forth in Article 5 to whom an Award is granted.

2.17 “Performance-Based Compensation” means compensation under an Award that satisfies the requirements of Section 162(m) of the Code for deductibility of remuneration paid to Covered Employees.

2.18 “Performance Measures” means measures as described in Article 7 on which the performance goals are based and which are approved by the Company’s shareholders pursuant to this Plan in order to qualify Awards as Performance-Based Compensation.

2.19 “Performance Period” means the period of time, which must be no shorter than a Plan Year and no longer than five years, as determined by the Committee, during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award.

2.20 “Performance Unit” means an Award granted to a Participant, as described in Article 6.

2.21 “Plan” means the W. R. Berkley Corporation 2014 Long-Term Incentive Plan.

2.22 “Plan Year” means the Company’s fiscal year.

2

2.23 “Subsidiary” means any corporation or other entity, whether domestic or foreign, in which the Company has or obtains, directly or indirectly, a proprietary interest of more than fifty percent (50%) by reason of stock ownership or otherwise.

ARTICLE 3.

Administration

3.1 General. The Committee shall be responsible for administering the Plan, subject to this Article 3 and the other provisions of the Plan. The Committee may employ attorneys, consultants, accountants, agents, and other persons, any of whom may be an Employee, and the Committee, the Company, and its officers and Directors shall be entitled to rely upon the advice, opinions, and valuations of any such persons. A majority of the Committee shall constitute a quorum. Committee decisions and determinations shall be made by a majority of its members present at a meeting at which a quorum is present, and all actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Participants, the Company, and all other interested persons.

3.2 Authority of the Committee. The Committee shall have full and exclusive discretionary power to interpret the terms and the intent of the Plan and any Award Agreement or other agreement or document ancillary to or in connection with the Plan, to determine eligibility for Awards and to adopt such rules, regulations, forms, instruments, and guidelines for administering the Plan as the Committee may deem necessary or proper. Such authority shall include, but not be limited to, selecting Award recipients, granting Awards, establishing all Award terms and conditions, including the number of Performance Units subject to each Award and/or the amount and value and/or maximum value for each Award, as applicable, and such other terms and conditions as set forth in Award Agreements, and subject to Article 12, adopting modifications and amendments to the Plan or any Award Agreement, including without limitation, any that are necessary to comply with the laws of the countries and other jurisdictions in which the Company, an Affiliate, or a Subsidiary operates.

3.3 Delegation. The Committee may delegate to one or more of its members or to one or more officers of the Company, and/or a Subsidiary or an Affiliate or to one or more agents or advisors such administrative duties or powers as it may deem advisable, and the Committee or any person to whom it has delegated duties or powers as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. The Committee may, by resolution, authorize one or more officers of the Company to do one or both of the following on the same basis as the Committee can: (a) designate Employees to be recipients of Awards; and (b) determine the size of any such Awards; provided, however, (i) the Committee shall not delegate such responsibilities to any such officer for Awards granted to an Employee who is an Insider and/or a Covered Employee; (ii) the resolution providing such authorization sets forth the total number of Awards such officer(s) may grant; and (iii) the officer(s) shall report periodically to the Committee regarding the nature and scope of the Awards granted pursuant to the authority delegated.

3

ARTICLE 4.

Annual Award Limit

Unless and until the Committee determines that an Award to a Covered Employee shall not be designed to qualify as Performance-Based Compensation, the maximum aggregate amount awarded or credited with respect to Awards to any one Covered Employee in any one Plan Year may not exceed ten million dollars ($10,000,000) (“Annual Award Limit”), plus the amount of the Covered Employee’s unused applicable Annual Award Limit as of the close of the previous Plan Year.

ARTICLE 5.

Eligibility and Participation

5.1 Eligibility. Individuals eligible to participate in this Plan include all Employees.

5.2 Actual Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from among all Employees those to whom Awards shall be granted. Only those Employees selected by the Committee to receive an Award shall be granted an Award and become a Participant.

ARTICLE 6.

Performance Units

6.1 Grant of Performance Units. Subject to the terms and provisions of the Plan, the Committee may, at any time and from time to time, grant Performance Units to Participants in such amounts and upon such terms as the Committee shall determine.

6.2 Value of Performance Units. Each Performance Unit shall have an initial value, which may be zero, that is established by the Committee at the time of grant. The Committee shall set performance goals for a Performance Period in its discretion which, depending on the extent to which they are met, will determine the value of Performance Units that will be paid out to the Participant.

6.3 Earning of Performance Units. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Units shall be entitled to receive payout on the value and number of Performance Units earned by the Participant over the Performance Period, which value and number shall be determined as a function of the extent to which the corresponding performance goals have been achieved and may also be based on a Participant’s continued employment.

6.4 Form and Timing of Payment of Performance Units. Payment of earned Performance Units shall be as determined by the Committee and as evidenced in the Award Agreement. Subject to the terms of the Plan, earned Performance Units shall be paid in cash equal to the value of the earned Performance Units as soon as practicable after the end of the Performance Period or as otherwise set forth in the Award Agreement.

4

6.5 Termination of Employment. Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Performance Units, the extent to which such Performance Units shall be forfeited and the extent to which the value of any Performance Units will be paid out in cash to the Participant at or following termination of the Participant’s employment with the Company, and all Affiliates and Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Awards of Performance Units issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

6.6 Nontransferability. Except as otherwise provided in a Participant’s Award Agreement or otherwise determined at any time by the Committee, Performance Units may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than to a designated beneficiary upon death, by will, or by the laws of descent and distribution.

ARTICLE 7.

Performance Measures

7.1 Performance Measures. Unless and until the Committee proposes for shareholder vote and the shareholders approve a change in the general Performance Measures set forth in this Article 7, the performance goals upon which the payment or vesting of an Award to a Covered Employee that is intended to qualify as Performance-Based Compensation shall be limited to the following Performance Measures:

(a) Net income or operating income;

(b) Net income per share or operating income per share;

(c) Aggregate or per-share book value or adjusted book value;

(d) Written premiums (net or gross);

(e) Return measures (including, but not limited to, return on assets, capital, investments, equity, sales, or premiums);

(f) Cash flow (including, but not limited to, cash flow from operating activities, investment activities and financing activities);

(g) Combined ratios;

(h) Economic Value Added (R);

(i) Share price (including, but not limited to, growth measures and total shareholder return);

(j) Increase in or maintenance of the Company’s market share;

(k) Investment income; and

(l) Other comprehensive income, including changes in unrealized investment gains and losses.

5

Any one or more Performance Measures may be used to measure the performance of the Company, Subsidiary, and/or Affiliate as a whole or any business unit of the Company, Subsidiary, and/or Affiliate or any combination thereof, or by comparison with the performance of one or more comparison companies or business units, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Committee may select Performance Measure (i) above as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of performance goals pursuant to the Performance Measures specified in this Article 7.

The Committee may base performance goals on other Performance Measures not listed above for Awards granted to individuals other than Covered Employees. The Performance Measures for any particular Award shall be set forth in the applicable Award Agreement as determined by the Committee and need not be uniform among Participants.

7.2 Evaluation of Performance. The Committee may provide in any such Award that any calculation of performance may include or exclude any of the following events that occur during a Performance Period: (a) asset write-downs or impairments, (b) litigation or claim judgments or settlements, (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (d) reorganization, restructuring and recapitalization programs, (e) extraordinary items pursuant to GAAP and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year, (f) acquisitions or divestitures, (g) foreign exchange gains and losses, (h) stock repurchases and imputed income on stock repurchases, (i) payment of dividends or distributions on equity, (j) accrual of tax expense from all the Awards made under the Plan, and (k) such other economic event not in the ordinary course of business. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

7.3 Adjustment of Performance-Based Compensation. Awards that are designed to qualify as Performance-Based Compensation and that are held by Covered Employees may not be adjusted upward. The Committee shall retain the discretion to adjust such Awards downward, either on a formulary or discretionary basis or any combination thereof, as the Committee determines.

7.4 Committee Discretion. In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing Performance Measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards that shall not qualify as Performance-Based Compensation, the Committee may make such grants without satisfying the requirements of Code Section 162(m) and base vesting on Performance Measures other than those set forth in Section 7.1.

6

ARTICLE 8.

Beneficiary Designation

Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and shall become effective only when filed by the Participant in writing, including an electronic writing, with the Company during the Participant’s lifetime. In the absence of any such designation, earned benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

ARTICLE 9.

Deferrals

The Committee may permit or require a Participant to defer such Participant’s receipt of the payment of cash that would otherwise be due to such Participant by virtue of the satisfaction of any requirements or performance goals with respect to Awards. If any such deferral election is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals.

ARTICLE 10.

Rights of Participants

10.1 Employment. Nothing in the Plan or an Award Agreement shall interfere with or limit in any way the right of the Company, an Affiliate, or a Subsidiary to terminate any Participant’s employment any time or for any reason not prohibited by law, or confer upon any Participant any right to continue his or her employment for any specified period of time.

Neither an Award hereunder nor the Plan nor any benefits arising under this Plan shall constitute an employment contract between the Participant and the Company, an Affiliate, or a Subsidiary and, accordingly, shall not restrict or prohibit the Company, an Affiliate, or a Subsidiary from terminating such Participant’s employment at any time and for any reason.

10.2 Participation. No individual shall have the right to be selected to receive an Award under this Plan or, having been so selected, to be selected to receive a future Award.

ARTICLE 11.

Change in Control

Upon the occurrence of a Change in Control, unless otherwise specifically prohibited under applicable laws or by the rules and regulations of any governing governmental agencies or national securities exchanges, the treatment of any outstanding Awards shall be governed by the provisions of the applicable Award Agreements.

7

ARTICLE 12.

Amendment, Modification, Suspension, and Termination

12.1 Amendment, Modification, Suspension, and Termination. Subject to Section 12.2, the Committee may, at any time and from time to time, alter, amend, modify, suspend, or terminate the Plan and any Award Agreement in whole or in part; provided, however, that no amendment of the Plan shall be made without shareholder approval if shareholder approval is required by law, regulation, or stock exchange rule.

12.2 Awards Previously Granted. Notwithstanding any other provision of the Plan to the contrary but subject to Section 7.3 herein, no termination, amendment, suspension, or modification of the Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award.

ARTICLE 13.

Withholding

The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount necessary to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

ARTICLE 14.

Successors

All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

ARTICLE 15.

General Provisions

15.1 Forfeiture Events.

(a) The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of employment for cause, termination of the Participant’s provision of services to the Company, an Affiliate, and/or a Subsidiary, violation of material Company, Affiliate, and/or Subsidiary policies, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company, any Affiliates, and/or any Subsidiaries.

8

(b) Any amounts payable to Participants under this Plan shall be subject to forfeiture as and to the extent provided in Section 304 of the Sarbanes-Oxley Act of 2002 or other applicable law.

15.2 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

15.3 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

15.4 Requirements of Law. The granting of Awards under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

15.5 Unfunded Plan. Participants shall have no right, title, or interest whatsoever in or to any investments that the Company, a Subsidiary, or an Affiliate may make to aid the Company in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind (other than a rabbi trust, as described below, if instituted), or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company, a Subsidiary, or an Affiliate, as the case may be. All payments to be made hereunder shall be paid from the general funds of the Company, a Subsidiary or an Affiliate, as determined by the Committee, and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts; provided, however, that the Company may establish a grantor trust within the meaning of IRS Revenue Procedure 92-64 (a “rabbi trust”) and fund such trust for the purpose of providing payments when due hereunder.

15.6 Retirement and Welfare Plans. Neither Awards made under the Plan nor cash paid pursuant to such Awards may be included as “compensation” for purposes of computing the benefits payable to any Participant under the Company’s or any Subsidiary’s or Affiliate’s retirement plans (both qualified and non-qualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a participant’s benefit.

15.7 Nonexclusivity of the Plan. The adoption of this Plan shall not be construed as creating any limitations on the power of the Board or Committee to adopt such other compensation arrangements as it may deem desirable for any Participant.

15.8 No Constraint on Corporate Action. Nothing in this Plan shall be construed to (i) limit, impair, or otherwise affect the Company’s or a Subsidiary’s or an Affiliate’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets, or (ii) limit the right or power of the Company or a Subsidiary or an Affiliate to take any action which such entity deems to be necessary or appropriate.

9

15.9 Governing Law. The Plan and each Award Agreement shall be governed by the laws of the State of Delaware, excluding any conflicts and choice of law rules or principles that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, recipients of an Award under the Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Delaware, to resolve any and all issues that may arise out of or relate to the Plan or any related Award Agreement.

10

W. R. BERKLEY CORPORATION ATTN: IRA S. LEDERMAN GENERAL COUNSEL AND SECRETARY 475 STEAMBOAT ROAD GREENWICH,CT 06830	VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 19, 2014. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 19, 2014. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:
1.	Election of Directors	For	Against	Abstain
01	George G. Daly	☐	☐	☐
02	Jack H. Nusbaum	☐	☐	☐			For	Against	Abstain
03	Mark L. Shapiro	☐	☐	☐	4	To ratify the appointment of KPMG LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2014.	☐	☐	☐
The Board of Directors recommends you vote FOR proposals 2, 3 and 4.		For	Against	Abstain
2	To approve the W. R. Berkley Corporation 2014 Long-Term Incentive Plan.	☐	☐	☐	NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.
3

To consider and cast a non-binding advisory vote on a resolution approving the compensation of the Company’s named executive officers pursuant to the compensation disclosure rules of the Securities and Exchange Commission, or “say-on-pay” vote.

		☐	☐	☐
For address change/comments, mark here.				☐
(see reverse for instructions)

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date			Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice & Proxy Statement, Form 10K-Wrap is/are available at www.proxyvote.com.

W. R. BERKLEY CORPORATION Annual Meeting of Stockholders May 20, 2014 1:00 PM This proxy is solicited by the Board of Directors

The undersigned stockholder of W. R. BERKLEY CORPORATION hereby appoints EUGENE G. BALLARD and IRA S. LEDERMAN, and either of them, the true and lawful agents and proxies of the undersigned, with full power of substitution to each of them, to vote all shares of common stock of the Company which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held at the executive offices of the Company, 475 Steamboat Road, Greenwich, Connecticut, on May 20, 2014 at 1:00 p.m., and at any adjournment of such meeting.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)
Continued and to be signed on reverse side